Exhibit 10.1

Confidential Treatment Requested by Tesla Motors, Inc.

SUPPLY AND SERVICES AGREEMENT

This Supply and Services Agreement (“Agreement”) is made and entered into as of July 15, 2011 (“Effective Date”) by and between Toyota Motor Engineering & Manufacturing North America, Inc., a Kentucky corporation, with offices at 25 Atlantic Avenue, Erlanger, Kentucky 41018 (“TEMA”), on behalf of itself and as purchasing and paying agent for TMMC (defined below) and Tesla Motors, Inc., a Delaware corporation, with offices at 3500 Deer Creek Road, Palo Alto, CA 94304, U.S.A. (“Tesla”). Toyota and Tesla may be referred to herein each individually as a “Party” and collectively as the “Parties”.

RECITALS

A. TMC (as defined below) and Tesla have executed that certain Prototype Lease to Use and Services Agreement, dated July 15, 2010, pursuant to which Tesla will: (i) lease to TMC and its affiliates for their use operational prototype RAV4 electric vehicles that Tesla will equip with an existing Tesla powertrain system; and (ii) provide services to customize RAV4s owned by TMC to equip such RAV4s with an existing Tesla powertrain system;

B. TMC and Tesla have executed that certain Phase 1 Contract Services Agreement, dated October 6, 2010 (the “Phase 1 Agreement”), pursuant to which TMC and Tesla will develop: (i) certain interfaces and technology between a Tesla powertrain system and the RAV4; and (ii) the final specifications for RAV4 EV (as defined below);

C. The Parties desire that Tesla supply Tesla Products to Toyota and perform Services for Toyota, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:

1.	DEFINITIONS

1.1 “Accepted Products” has the meaning set forth in Section 9.4.

1.2 “Affiliate” means, with respect to any Party, any other party directly or indirectly controlling, controlled by, or under common control with such Party. For purposes of this definition, “control” when used with respect to any entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of at least fifty percent (50%) of voting securities, by contract or otherwise; the terms “controlling” and “controlled” have meanings correlative to the foregoing. An entity will cease to be an Affiliate if such control relationship no longer exists.

1.3 “Agreement” has the meaning set forth in the preamble.

1.4 “ASN” has the meaning set forth in Section 5.4.

1.5 “Authorized Distributors” means distributors to whom TMS sells RAV4EVs and Service Parts.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

1.6 “Business Day” means any day, other than a Saturday or Sunday, on which banks are open for business in San Francisco, California.

1.7 “Common Tooling” has the meaning set forth in Section 18.1.5.

1.8 “Completion Target Date” has the meaning set forth in Section 18.7.1.

1.9 “Confidential Information” has the meaning set forth in the Phase 1 Agreement. For avoidance of doubt, all information disclosed under this Agreement that would be Confidential Information under the Phase 1 Agreement if such information were disclosed under the Phase 1 Agreement shall be considered Confidential Information under this Agreement.

1.10 “Conforming Invoice” has the meaning set forth in Section 9.4.

1.11 “Contract Documents” mean the additional documents used by the Parties to supplement this Agreement and further define the relationship between the Parties. Contract Documents will be both in written form and Electronic Forms (defined below), and will be provided by one Party to another independently of this Agreement. Contract Documents will be created one time in some instances, and will be created, amended and modified on an ongoing basis in other instances. Contract Documents are not independent contractual agreements between the Parties, but constitute additional terms and provisions to this Agreement if and when agreed upon by the Parties in writing to their content and inclusion. Notwithstanding the foregoing, electronic transmissions between the parties relating to orders and shipments of Tesla Products as is customary in the automotive industry and not inconsistent with the terms of this Agreement shall also constitute Contract Documents unless objected to by the other Party in a timely manner. The applicable parties to each Contract Document shall be Tesla and the Toyota Affiliate or Affiliates responsible for carrying out Toyota’s responsibilities under the terms of such Contract Document. All Contract Documents are incorporated by reference in this Agreement, notwithstanding the fact that Contract Documents may not be physically attached to this Agreement. Notwithstanding any of the above, any document which modifies the pricing, Delivery Dates, identity of Products, warranty or Services shall be executed in writing by both Parties prior to it being designated as a Contract Document.

1.12 “Delivery Dates” means the scheduled delivery dates for the Products, as set forth in the applicable exhibit, as the same may be updated and set forth in one or more Contract Documents.

1.13 “Drop Ship Service Parts” means Powertrain Batteries and refurbished parts sold under this agreement as Service Parts.

1.14 “EDI” means electronic data interface.

1.15 “Effective Date” has the meaning set forth in the preamble.

1.16 “Electronic Forms” has the meaning set forth in Section 17.5.1.

1.17 “Environmental Reports” has the meaning set forth in Section 10.4.2.

1.18 “EV Specifications Book” means the [***] as was provided by Tesla to Toyota, as the same may be amended by written agreement of the Parties from time to time.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

1.19 “EV Systems Start-Up Services” means the services to be provided by Tesla to TMMC during the start-up of Production of the RAV4 EV and to be negotiated in good faith by the Parties following execution of this Agreement.

1.20 “Field Action” means an action taken by Toyota after consultation with Tesla as outlined in Section 15.3.2 to address defects in vehicles, which action follows consultation with and/or is accompanied by submission of a Defect Information Report (DIR) and/or Non-Compliance Information Report (NCIR) or other required report to a governmental agency or body having jurisdiction over the vehicles in question.

1.21 “Final Approval” has the meaning set forth in Section 18.1.7.

1.22 “Guiding Principles’ has the meaning set forth in Section 20.2.

1.23 “Initial Term” has the meaning set forth in Section 16.1.

1.24 “Installation Site” means the TMMC manufacturing facility located in Woodstock, Ontario, Canada, or any other site designated by Toyota in its discretion. In the event Toyota changes the location of the Installation Site, Tesla shall have no obligation to provide additional support services in connection with such change absent a separate agreement between the parties for such services.

1.25 “Intellectual Property Rights” means all rights in or arising under: (i) any patents; (ii) all copyrights in both published and unpublished works, all registrations and applications therefore and all associated moral rights; (iii) all know-how, trade secrets, inventions (whether patented or not), confidential information, software, technical information, data, process technology, plans, drawings and blueprints required to be disclosed by either Party to the other Party; (iv) databases, data compilations and collections and technical data; and (v) any other similar rights in or arising worldwide, in each case, whether arising under the laws of the United States or any other state, country, or jurisdiction.

1.26 “Late Shipment” has the meaning set forth in Section 5.6.

1.27 “Local Community” has the meaning set forth in Section 20.2.

1.28 “MSDS” has the meaning set forth in Section 10.4.2.

1.29 “[***]” has the meaning set forth in Section 9.5.

1.30 “Other Tooling” has the meaning set forth in Section 18.3.

1.31 “Packaging” has the meaning set forth in Section 13.1.

1.32 “Part Approval” has the meaning set forth in Section 18.1.6.

1.33 “Parties” has the meaning set forth in the preamble.

1.34 “Party” has the meaning set forth in the preamble.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

1.35 “Payment Procedures” has the meaning set forth in Section 9.4.

1.36 “Personnel” when used with reference to either Party, means such Party’s employees, agents or other third parties acting under the authority from such Party working on matters relating to performance under this Agreement.

1.37 “Phase 1 Agreement” has the meaning set forth in Recital B.

1.38 “Powertrain Battery” means the powertrain battery parts set forth on Exhibit B, as the same may be updated and set forth in one or more Contract Documents.

1.39 “Powertrain Battery Capacity” has the meaning set forth in the EV Specification Book.

1.40 “Powertrain Battery Specifications” means the specifications for the Powertrain Battery set forth on Exhibit B, as the same may be updated and set forth in one or more Contract Documents.

1.41 “Powertrain Battery Warranty” has the meaning set forth in Exhibit J.

1.42 “Powertrain Parts” means the powertrain parts set forth on Exhibit C, as the same may be updated and set forth in the EV Specification Book.

1.43 “Powertrain Parts Specifications” means the specifications for the Powertrain Parts set forth on Exhibit C, as the same may be updated and set forth in one or more Contract Documents.

1.44 “Powertrain Parts Warranty” has the meaning set forth in Exhibit J.

1.45 “Production Parts” means, collectively, the Powertrain Battery and the Powertrain Parts.

1.46 “Production Parts Specifications” means the Powertrain Battery Specifications and the Powertrain Parts Specifications.

1.47 “Production Timetable” has the meaning set forth in Section 18.7.1.

1.48 “Products” means the Production Parts, the Testing Equipment and the Service Parts.

1.49 “Product Liability Claim” means a third party claim, suit, action or proceeding against Toyota and/or Tesla based on personal injury suffered and alleged to have arisen from a defect in design, manufacture, maintenance or servicing of the RAV4 EV, including alleged defects in the design or manufacture of the Products supplied hereunder.

1.50 “Project Manager” has the meaning set forth in Section 2.6.

1.51 “Property” has the meaning set forth in Section 6.1.

1.52 “Quality Requirements” has the meaning set forth in Section 14.1.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

1.53 “RAV4 EV” means a RAV4 Platform that incorporates the Powertrain Parts and Powertrain Battery.

1.54 “RAV4 Platform” means the RAV4 EV which is the subject of this Agreement, less any Powertrain Parts and less the Powertrain Battery.

1.55 “Rejected Products” has the meaning set forth in Section 12.1.

1.56 “Rejected Tooling” has the meaning set forth in Section 18.6.2.

1.57 “Remedial Work” has the meaning set forth in Section 12.2.1.

1.58 “Renewal Term” has the meaning set forth in Section 16.1.

1.59 “Required Changes” has the meaning set forth in Section 4.2.1.

1.60 “Second Source” has the meaning set forth in Section 4.4.

1.61 “Service Parts” means the service parts and refurbished parts that are Tesla Products and are also set forth on Exhibit D, as the same may be updated and set forth in one or more Contract Documents.

1.62 “Service Parts Specifications” means the specifications for the Service Parts set forth on Exhibit D, as the same may be updated and set forth in one or more Contract Documents.

1.63 “Services” means the services Tesla provides under this Agreement, including, without limitation, the Battery Installation Start-Up Services, the services provided by Tesla under the Refurbished Parts Program described in Section 3.5, the Services Support as described in Section 2.10, the Technical Assistance as described in Section 19 and all other obligations performed by Tesla under this Agreement.

1.64 “Short Products” has the meaning set forth in Section 12.1.

1.65 “Specifications” means the Powertrain Battery Specifications, Powertrain Parts Specifications, Service Parts Specifications and the Testing Equipment Specifications.

1.66 “SOP” means the date on which Toyota commences production of the RAV4 EV for sale to consumers and shall exclude production of prototype or other test vehicles, notwithstanding the ultimate sale of such a prototype or other vehicle to a consumer. [***], but notwithstanding this or other announced SOP date, SOP shall actually be on a date determined by Toyota following Tesla’s satisfaction of all development targets for Tesla Products as mutually agreed upon by the parties using the RDDP process (as defined in Section 4.2.1). Such development targets shall include those design and development objectives and the implementation strategy more particularly set forth in Exhibit M.

1.67 “SPT Costs” has the meaning set forth in Section 18.3.

1.68 “Supplier Interface” has the meaning set forth in Section 17.1.

1.69 “Support Work” has the meaning set forth in Section 12.4.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

1.70 “Technology” means inventions, technology, discoveries, improvements, processes, designs, ideas, know-how, notes, memoranda and documentation.

1.71 “TEMA” has the meaning set forth in the preamble.

1.72 “Term” has the meaning set forth in Section 16.1.

1.73 “Tesla” has the meaning set forth in the preamble.

1.74 “Tesla Content” has the meaning set forth in Section 17.4.

1.75 “Tesla Financial Information” has the meaning set forth in Section 4.6.

1.76 “Tesla Tooling” has the meaning set forth in Section 18.3.

1.77 “Tesla Payables” has the meaning set forth in Section 9.4.

1.78 “Tesla Products” means the Powertrain Battery and Powertrain Parts that are designated and manufactured by Tesla and listed on Exhibit L; Tesla Products shall not include any parts or components provided directly by third party suppliers and drop shipped to Toyota.

1.79 “Tesla Property” has the meaning set forth in Section 6.1.

1.80 “Tesla Site” has the meaning set forth in Section 4.9.

1.81 “Tesla Written Records” has the meaning set forth in Section 17.5.5.

1.82 “Testing Equipment” means testing equipment set forth on Exhibit E, as the same may be updated and set forth in one or more Contract Documents.

1.83 “Testing Equipment Specifications” means the specifications for the Testing Equipment set forth on Exhibit E, as the same may be updated and set forth in one or more Contract Documents.

1.84 “TIMT” has the meaning set forth in Section 4.2.1.

1.85 “TMC” means Toyota Motor Corporation.

1.86 “TMMC” means Toyota Motor Manufacturing Canada, Inc.

1.87 “TMS” means Toyota Motor Sales, U.S.A., Inc.

1.88 “Tooling” has the meaning set forth in Section 18.1.1.

1.89 “Tooling Authorization” has the meaning set forth in Section 18.1.2.

1.90 “Tooling Contract” has the meaning set forth in Section 18.8.

1.91 “Tooling Invoice” has the meaning set forth in Section 18.5.3.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

1.92 “Tooling Payment” has the meaning set forth in Section 18.5.3.

1.93 “Tooling Price” has the meaning set forth in Section 18.5.1.

1.94 “Tooling Purchase Order” has the meaning set forth in Section 18.1.3.

1.95 “Tooling Third Party” has the meaning set forth in Section 18.1.8.

1.96 “Toolmaker” has the meaning set forth in Section 18.6.1.

1.97 “Toyota” shall include TEMA and any TEMA Affiliates, including, without limitation, TMC, TMMC and TMS.

1.98 “Toyota Price” has the meaning set forth in Section 9.1.

1.99 “Toyota Property” has the meaning set forth in Section 6.2.

1.100 “Toyota Supplier Network” has the meaning set forth in Section 17.1.

1.101 “Toyota Tooling” has the meaning set forth in Section 18.1.4.

1.102 “Toyota Written Forms” has the meaning set forth in Section 17.5.1.

1.103 “Toyota Written Records” has the meaning set forth in Section 17.5.6.

1.104 “TSN Procedures” has the meaning set forth in Section 17.1.

1.105 “TTC” means Toyota Technical Center, a division of TEMA.

1.106 “WARP” has the meaning set forth in Section 17.1.

1.107 “Warranty Claims” has the meaning set forth in Section 11.1.

1.108 “Warranty Diagnosis Procedures” has the meaning set forth in Exhibit K.

1.109 “Warranty Period” has the meaning set forth in Section 11.2.

2.	PRODUCTION PARTS SUPPLY AND SERVICES PROCESS OVERVIEW

2.1 RAV4 EV Production Schedule. The Parties shall mutually agree on the [***].

2.2 Supply of Production Parts. Tesla will supply the Production Parts that meet the Specifications to TMMC in accordance with the ordering process as the same may be updated and set forth in one or more Contract Documents and communicated through the Toyota Supplier Network and the delivery process set forth in Section 5 of this Agreement.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

2.3 Inspection of the Production Parts. All Production Parts shall be received subject to TMMC’s acceptance or rejection on or before the end of the Production Parts Inspection Period. Payment by Toyota for the Production Parts under this Agreement prior to the end of the Production Parts Inspection Period shall not constitute its acceptance thereof, nor shall such payment remove Tesla’s responsibility for nonconforming Powertrain Parts. “Production Parts Inspection Period” shall mean: (i) three (3) business days following receipt by TMMC or its Affiliates or designees; or (ii) the time at which TMMC shall have completed its final inspection of the RAV4 EV into which the Production Parts are incorporated, whichever is shorter. Products not rejected by TMMC within the Production Parts Inspection Period shall be deemed Accepted Products under Section 9.4. However, acceptance under this section does not relieve Tesla from liability for defective Tesla Products as otherwise set forth in Section 12.

2.4 Installation of Production Parts and Testing. After TMMC receives the Production Parts from Tesla, TMMC will: (i) install the Production Parts in RAV4 Platforms; and (ii) test the completed RAV4 EVs according to the testing procedures determined by TMMC from time to time.

2.5 EV Systems Start-Up Services at Installation Site. Tesla will provide the Battery Installation Start-Up Services as mutually agreed upon between the Parties.

2.6 Project Managers. Each Party agrees to appoint a project manager (“Project Manager”) who shall be the principal point of contact to whom all communications between the Parties with respect to the collaboration, development and other activities under this Agreement shall be directed. The initial Project Manager for Tesla shall be [***], and the initial Project Manager for Toyota shall be [***]. Each Party may change its Project Manager at any time by providing written notice to the other Party. Each Project Manager may appoint a designee to act on the Project Manager’s behalf for certain tasks by providing written notice to the other Party, provided such designee shall not have the authority to act on its Project Manager’s behalf until such written notice has been provided to the other Party. The Project Managers shall hold monthly meetings to discuss the progress of the activities under this Agreement.

2.7 NHTSA Testing / FMVSS Compliance. TMMC shall be, and shall be identified as, the manufacturer of the RAV4 EV. TMMC’s status as manufacturer shall be evidenced in the vehicle identification number and in all labels required for the RAV4 EV. Toyota will be responsible for NHTSA testing and FMVSS compliance testing for the RAV4 EV and Tesla will provide all commercially reasonable assistance in connection with such testing in accordance with this Agreement.

2.8 Meeting Products Targets in the Event of Loss or Damage. In the event of loss of or damage to Products, RAV4 Platforms or any other items needed to produce a RAV4 EV, without regard to fault and without limiting the rights of either Party set forth herein, the Parties agree to cooperate in good faith and utilize best efforts to produce additional Products and/or RAV4 Platforms to restore any lost production.

2.9 Most Favored Technology. The Parties shall periodically discuss improvements to the Products and agree to negotiate in good faith the cost and feasibility of introducing such improvements into the Products through a separate agreement.

2.10 Tesla Support for RAV4 EV Service. Tesla shall provide support for Toyota service activities as more particularly set forth in Exhibit K (“Service Support”).

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

3.	TESTING EQUIPMENT, SERVICE PARTS AND REFURBISHED PARTS PROGRAM

3.1 Service Parts. Tesla will supply Service Parts that meet the Service Parts Specifications to Toyota in accordance with the ordering process set forth in Exhibit D, as the same may be updated and set forth in one or more Contract Documents, and the delivery process set forth in this Agreement. For the first [***] years following execution of this Agreement, pricing for new Service Parts shall be the same as the price for each such part as when purchased as a Production Part, except that Service Parts may also include incremental packaging and administration costs. Thereafter, the pricing for new Service Parts for the remainder of the timeframe set forth in section 3.3 shall be at a price to be agreed upon by the Parties. Notwithstanding the foregoing, Toyota and Tesla contemplate that certain Service Parts will be provided pursuant to the RAV4 EV Refurbishment Program as set forth in Section 3.5 and on Exhibit H.

3.2 Production Testing Equipment. Tesla will supply one set of the Production Testing Equipment as set forth in Exhibit E and the specifications for such equipment, as the same may be updated and set forth in one or more Contract Documents and the specifications for such Production Testing Equipment. Pricing for the Production Testing Equipment shall be as set forth in Section 9.1.

3.3 Service Parts Post Production Purchases. Upon request by Toyota at any time and from time to time, Tesla shall make available all Service Parts for [***] years following the final production run of the Products. Lead time, price and delivery of these Service Parts shall be negotiated on an as required basis.

3.4 End of Production Products Purchases. Toyota has the right to make one time purchase for all Tesla Products at the end of the production run. Toyota shall notify Tesla at least one hundred twenty (120) days prior to end of production and Toyota shall provide Tesla with a firm order at least ninety (90) days prior to the last Tesla Product production run for any final production Tesla Product orders. In complying with the terms of this provision, Tesla may, at its sole discretion, fulfill such orders using identical or substantially similar Tesla Products to the Tesla Products ordered, provided that parts other than identical parts may only be provided if and to the extent Tesla has complied with the provisions of Section 4.2. To the extent that Tesla is unable to fulfill the order, the Parties shall negotiate in good faith to determine a mutually satisfactory resolution.

3.5 Refurbished Parts Program. As requested by Toyota, Tesla shall participate in the RAV4 EV Refurbished Parts Program with respect to the Powertrain Battery and certain other Tesla Products, having the elements described in Exhibit H, as the same may be updated and set forth in one or more Contract Documents.

4.	PRODUCT SUPPLY

4.1 Third Party Beneficiary Relationship; Limitation on Use of Products. This Agreement encompasses a continuous and ongoing purchasing relationship between Toyota and Tesla. In conjunction with the purchasing relationship, TEMA has the right under this Agreement to act as: (i) an agent on behalf of TMMC and TMS as purchaser of Products or Services; or (ii) a purchaser of Products or Services on its own behalf. Where context or course of dealing between the parties requires, any reference to Toyota shall be deemed to be a reference to (or include) TEMA, TMMC and/or TMS. Under no circumstances shall the purchase of any Product, Product part or component, regardless of whether by Toyota or any Toyota Affiliate, be used for any purpose except such purposes as are consistent with and reasonably required in connection with the performance of this Agreement, such purposes to include the servicing of RAV4 EVs produced under the terms of this Agreement, unless the express written consent of Tesla is first obtained. Toyota will use reasonable efforts, and will put in place appropriate inventory control procedures, to discourage its dealers from selling Service Parts for any purpose inconsistent with this Section 4.1.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

4.2 Changes to Products.

4.2.1 Required Changes. Either Party reserves the right at any time and from time to time to request changes necessary to address agreed upon performance or operational issues (specifications, engineering, design or other changes; collectively, “Required Changes”), and the other Party agrees to investigate, and if mutually agreeable, make such Required Changes. Following release of production RDDP (Request for Design and Development Process), all such Required Changes shall be processed in accordance with the Toyota Technical Information Manual for Tesla (“TIMT”) to be negotiated between the parties in good faith and separately agreed to in writing and in accordance with other provisions of this Section, as the same may be updated and set forth in one or more Contract Documents. Required Changes may also extend to: (i) drawings for the Tesla Products supplied or manufactured by Tesla; and (ii) Services provided by Tesla, and may additionally extend to the scope of work covered by the applicable Contract Documents including such matters as inspection, testing, quality control and other matters ancillary to the production of Tesla Products. Required Changes shall be evidenced by one or more Contract Documents, and all Required Changes shall be made in strict conformity with such Contract Documents.

4.2.2 Adjustments for Required Changes. Toyota and Tesla will negotiate in good faith the charges for such Required Changes, including, but not limited to engineering fees, tooling and equipment costs, and obsolescence chargers for any Products made obsolete or otherwise impracticable by such Required Changes. Any price or other adjustment shall be evidenced by a new or revised Contract Document.

4.2.3 Changes to Products. Tesla shall notify Toyota in writing to the extent Tesla desires to make any engineering or other changes to the Products. Toyota shall approve or reject such changes within thirty (30) days after such notice in its reasonable discretion. Any such changes not explicitly accepted or rejected in writing shall be deemed rejected after the thirty (30) day period. In the event Toyota rejects any Tesla recommended changes and following Tesla’s request, Tesla and Toyota shall negotiate in good faith modifications to price, delivery times, warranty periods and any other matters relating to Toyota’s rejection of a requested change. In the event of desired changes to the Products, Tesla shall follow the procedures set forth in the TIMT.

4.2.4 Shorter Timeframes for Changes Allowed. Notwithstanding the provisions of Section 4.2.3 the Parties may agree upon a shorter timeframe necessary for the approval of any engineering or other changes to the Products. Upon agreement by the Parties, such shorter timeframes shall becoming binding upon the Parties.

4.3 Shortage of Supply. In the event Tesla has reason to believe that delivery of any Products may not be made in strict conformity with the applicable delivery schedules set forth in one or more Contract Documents, whether due to force majeure or otherwise, Tesla shall immediately notify Toyota setting forth the cause for the anticipated delay. Any oral communication shall be immediately confirmed in writing. During the period of any delay, Tesla shall use commercially reasonable efforts to allocate supplies of all Products to Toyota on a pro rata basis with Tesla’s other customers.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

4.4 Second Source. If Tesla is unable to fill any order for Tesla Products, then upon prior written approval and consent by Tesla: (i) Toyota may cover by making in good faith any reasonable purchase of parts in substitution for any portion of the Products that Tesla fails to supply (such entity supplying such portion of Products, the “Second Source”); and (ii) Tesla shall promptly reimburse Toyota an amount equal to the excess of the aggregate purchase price, including, without limitation, all costs related to shipping and customs, over the aggregate purchase price of the portion of Products for which Toyota acquires the substitute parts. In connection with the foregoing, at Toyota’s election and with Tesla’s prior written approval and consent, Tesla: (x) hereby grants the Second Source a license under all of Tesla’s Intellectual Property Rights to the extent necessary for the Second Source to manufacture and supply such Products that Tesla fails to supply; and (y) will promptly deliver to Toyota all documentation necessary for the Second Source to manufacture and supply such Products that Tesla fails to supply.

4.5 Access to Premises. Toyota and its authorized representatives shall have the right from time to time and on at least three (3) Business Days notice to Tesla to access Tesla’s premises, as Toyota may reasonably request, to verify, validate and monitor: (i) compliance with Specifications and Quality Requirements; and (ii) Tesla’s performance or ability to perform under this Agreement. Notwithstanding the foregoing, Toyota may request immediate access to Tesla’s premises in the event it reasonably believes that conditions at Tesla threaten continued production of RAV4 EVs. Upon such request, Tesla shall consider such request in good faith and in a timely manner. Tesla shall have the right to limit or restrict Toyota’s access only to the extent reasonably necessary to protect confidential information of or relating to Tesla, Tesla’s intellectual property, trade secrets and other confidential and proprietary information not directly employed in the Products or the Services delivered under this Agreement, or Tesla’s other customers. In exercising any access rights, Toyota will take commercially reasonable steps to protect the confidentiality of and not interfere with the internal business of Tesla or business relationship between Tesla and any of its other customers.

4.6 Access to Financial Records. No more than once per 12-month period, Toyota and its authorized representatives shall have the right, upon reasonable notice, to request that Tesla provide financial information to complete the SIRAS Entry Excel Template (the “Tesla Financial Information”) related to Tesla’s performance under this Agreement to assist Toyota in evaluating the financial stability and strength of Tesla. Toyota shall have the right to copy, evaluate, and provide the Tesla Financial Information to third party consultants assisting with the evaluation who need such information to conduct such assistance and who are bound by confidentiality obligations at least as stringent as that agreed to between Toyota and Tesla. The Tesla Financial Information provided to Toyota shall be protected as Confidential Information under this Agreement, including, but not limited to, Toyota’s disclosure of Confidential Information to third party consultants. Nothing herein shall require Tesla to disclose any information in violation of any law or regulation. Toyota shall comply with all securities laws and regulations in it use of the Tesla Financial Information and shall not permit any director, officer or other employee of Toyota in possession of the Tesla Financial Information to purchase or sell securities of Tesla while in possession of such information or to disclose such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of Tesla. The Parties agree that all obligations under this provision shall expire upon disclosure by Tesla of the Tesla Financial Information in its periodic reports filed with the Securities and Exchange Commission.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

4.7 Audit. Tesla shall maintain and retain complete and accurate books and records relating to this Agreement, including, without limitation, the production, packaging, storage and shipment of the Tesla Products and provision of the Services. Tesla shall also maintain and retain any other records required to be maintained under this Agreement or required to be kept by any applicable laws. At any time during and within one (1) year following the expiration or termination hereof, upon three (3) Business Days notice and during normal business hours, Toyota will have the right, at its sole cost and expense, to audit Tesla’s books, records, documents, reports and other materials related to this Agreement for the sole purposes of verifying its compliance with the terms of this Agreement and evaluation of Tesla’s financial condition; provided that such audit is conducted by an independent auditor as designated by Toyota and as reasonably deemed acceptable by Tesla. All information disclosed to such auditor by Tesla in connection with such audit shall be held by the auditor in strict confidence and shall not be disclosed by the auditor to any third party. Notwithstanding the foregoing, the auditor shall disclose a summary of the audited information with Toyota and Toyota may in turn share such information with its legal counsel and financial consultants provided that such third parties are subject to confidentiality obligations no less protective than the terms of this Agreement. The Parties shall agree in advance of the scope of the audit and in no event shall the scope of the audit extend more than two (2) years prior to the date of the audit commencement. All such records shall be retained by Tesla for a period of the lesser of (i) five (5) years; or (ii) one (1) year following the expiration or termination hereof; or longer if required by applicable laws.

4.8 Forecasting and Ordering Process.

4.8.1 Production Parts. Beginning at least [***] months prior to SOP, Toyota will supply Tesla with monthly rolling forecasts of its Production Parts purchases for the ensuing [***] months as appropriate for use in Tesla’s production planning. Such forecasts shall represent binding orders of Product quantity requirements of Toyota for the months one to three. [***].

4.8.2 Service Parts. Beginning on a date after SOP to be mutually agreed between Toyota and Tesla, Toyota will supply Tesla with monthly rolling forecasts of its Service Part purchases for the ensuing [***] months. The first month of each such [***] month forecast shall represent binding estimates of Service Part quantity requirements of Toyota. Actual purchases of Service Parts will be communicated to Tesla by Toyota pursuant to a process set forth in one or more Contract Documents communicated through the Toyota Supplier Network. The quantities of the forecasted orders beyond the then-effective one (1) month binding estimates may be increased or decreased by up to [***] of their original amounts with the mutual agreement of the Parties, with Tesla’s consent to Toyota’s request for a volume change not to be unreasonably withheld. Tesla will provide Toyota with assistance in determining potential demand for Service Products, including without limitation, new and refurbished Powertrain Batteries and Powertrain Parts. Tesla will maintain at least one new Powertrain Battery and one of each of the Powertrain Parts in stock.

4.9 Manufacturing and Shipping Locations. A list of the manufacturing, warehousing and other facilities used to produce, package, store and ship the Products (each a “Tesla Site”) is set forth on Exhibit G. Tesla must obtain Toyota’s prior written approval (which may be withheld at Toyota’s sole discretion) in order to add, remove or substitute any facility listed in Exhibit G.

4.10 Product Testing Procedures. Before packing and shipping Product orders, Tesla shall undertake testing procedures or similar quality assurance measures to ensure each Product meets the applicable Specifications. Toyota shall have the right prior to commencement of, and at any time during, any production, packaging, storage or shipping operations relative to the Products, upon three (3) Business Days notice, to send one or more of its authorized representatives to observe and inspect, during regular business hours, the site of final assembly of Products, solely for quality assurance purposes.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

5.	DELIVERY

5.1 General. Toyota may require different delivery methods for different Products (as set forth on the applicable Contract Documents communicated through the Toyota Supplier Network). The provisions of this Section 5 shall apply to all Tesla Products regardless of delivery method. In conjunction with the delivery of Products and as designated from time to time by Toyota, Tesla agrees to properly pack, mark and ship Tesla Products in conformity with the packaging and delivery requirements of Toyota and any applicable carrier.

5.2 Delivery Terms. Except as otherwise instructed by Toyota with respect to specific shipments of Products, Tesla shall deliver Tesla Products ordered by Toyota to Toyota’s designated carrier at Tesla’s U.S. warehouse loading dock and title and risk of loss of Tesla Products shall pass from Tesla to Toyota at the time Tesla puts the Products into the possession of such carrier. Tesla shall ship all Drop Ship Service Parts directly to the ordering dealer at Toyota’s cost and expense, in accordance with the processes and instructions agreed to by Tesla and Toyota in Exhibit K hereto. Tesla shall otherwise ship all orders in accordance with instructions given to Tesla by Toyota and include any freight or shipping charges to invoices submitted to Toyota. Logistics costs shall be borne by Toyota as set forth in Section 5.8 below.

5.3 Quantities. The Parties shall agree upon a quantity of Products for release and delivery which supports the agreed upon production schedule and that minimizes manufacturing, packaging and shipping costs to Tesla. Tesla shall deliver Tesla Products only in quantities agreed upon by the Parties for release and shall be responsible for all delivery and return shipping or other costs resulting from shipments that exceed those quantities.

5.4 Packing Slip. Tesla shall prepare and enclose with each shipment a legible packing slip identifying the following information: ship date, shipment identification number, purchase order number(s), part number(s), part quantities, case numbers, quantities per case and the 5-digit vendor code. Tesla shall transmit an Advance Shipping Notification (“ASN”) by EDI to the receiving warehouse and Toyota at the time of shipment. The ASN shall include all of the information required by Toyota. In addition, Tesla shall provide to Toyota such other documents and information as Toyota may request in good faith, including, without limitation, a certificate of origin, declaration of hazardous ocean shipment, declaration of dangerous goods (for air shipment), etc.

5.5 Custody. Tesla Products shall remain in the care, custody and control of Tesla until loaded by Tesla Personnel into designated carriers and delivery of the bill of lading thereof to the carrier’s representative. Title shall transfer to Toyota as set forth in Section 5.2 above.

5.6 Time is of the Essence. Time will be of the essence in making all deliveries of Products to Toyota. If acts or omissions of either Party result or are likely to result in a failure by Tesla to meet the delivery requirements of Toyota (a “Late Shipment”), the Parties shall in good faith allocate expedited shipping costs based on each Party’s responsibility for such Late Shipment.

5.7 Non-conforming Shipments. Toyota reserves the right to require Tesla to dispatch Tesla Products arising from non-conforming shipments, freight prepaid, in the most expeditious manner, including, without limitation, premium freight, if Toyota deems it necessary, and Tesla shall immediately comply with any such request at its cost and expense. If the non-conformance is the result of any acts, omissions, or non-performance by Toyota or Toyota’s designated freight carrier, then the cost and expense of performance under this subsection shall be borne by Toyota.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

5.8 Costs of Shipment. Toyota shall pay all costs of shipment of Tesla Products ordered by Toyota after such Tesla Products are put into the possession of the carrier, except for Late Shipments, as well as for other non-conforming shipments (e.g., incorrect quantities, wrong Products, and defective Products). In the event of Late Shipments or other non-conforming shipments, the Parties shall in good faith allocate expedited shipping costs between them, subject to the allocation provisions of Section 5.7 above.

5.9 Reservation of Rights. Prepayment by Tesla for expedited handling of Late Shipments and shipments arising from non-conforming shipments shall not waive Toyota’s rights under this Agreement, including, without limitation, Toyota’s right to terminate this Agreement pursuant to Section 16.

6.	PROPERTY OF THE PARTIES

6.1 Tesla Property. Tesla shall at its expense furnish, maintain, keep in good condition and replace when necessary or prudent, all machinery, equipment, jigs, fixtures, test gauges, molds, patterns, transportation equipment and other items (for any party, “Property,” and for Tesla, “Tesla Property”) necessary for the production of Tesla Products and provision of Services in conformity with the Specifications of this Agreement and all applicable Contract Documents. The cost of changes to Tesla Property required from time to time by Toyota, whether for Required Changes or otherwise, shall be paid by Toyota, unless otherwise addressed under Section 4.2. All Tesla Property furnished to Toyota shall remain the property of Tesla and, as applicable, be deemed a bailment. Toyota shall bear the risk of loss for any damage to Tesla Property while in Toyota’s possession and resulting from Toyota’s negligence or willful misconduct. At Toyota’s expense, Tesla Property in Toyota’s possession shall be marked by Toyota as “PROPERTY OF TESLA,” or as otherwise directed by Tesla, and shall be stored and maintained apart from Toyota’s Property (and not commingled with the property of Toyota or any third party), free of liens and encumbrances, and in appropriate condition. Tesla Property shall not be used by Toyota for any purpose other than the performance of this Agreement. Tesla Property shall not be removed from Toyota’s premises without the prior written approval of Tesla except as may be required for performance under this Agreement. Upon reasonable notice and at reasonable times, Toyota will not unreasonably withhold permission for Tesla to inspect all Tesla Property, and records relating to the property.

6.2 Toyota Property. Property of Toyota (“Toyota Property”) furnished to Tesla shall remain the property of Toyota and, as applicable, be deemed a bailment. Tesla shall bear the risk of loss for any damage to Toyota Property while in Tesla’s possession and resulting from Tesla’s negligence or willful misconduct. At Tesla’s expense, Toyota Property shall be marked by Tesla as “PROPERTY OF TOYOTA,” or as otherwise directed by Toyota, and shall be stored and maintained apart from Tesla’s Property (and not commingled with the property of Tesla or any third party), free of liens and encumbrances, and in appropriate condition. Toyota Property shall not be used by Tesla for any purpose other than the performance of this Agreement. Toyota Property shall not be removed from the Installation Site or Tesla’s premises without the prior written approval of Toyota except as may be required for performance under this Agreement. Upon reasonable notice and at reasonable times, Tesla will not unreasonably withhold permission for Toyota to inspect all Toyota Property, and records relating to the property.

6.3 No License. Performance by either Party under this Agreement shall not transfer any rights of ownership in, nor license of, nor constitute permission granted by either Party to the other to use: (i) any Parties’ Property by the other; or (ii) any Parties’ Intellectual Property Rights, except (a) if otherwise agreed upon by both Parties in writing; (b) to the extent necessary for either Party to fulfill its obligations required by this Agreement; or (c) as otherwise provided for in this Agreement.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

6.4 Return of Property. Upon demand, either Party shall immediately release or return all Property to the other. If requested, all Property will be properly packaged, marked and sequenced in accordance with instructions from the requesting Party, or the applicable carrier selected by the requesting Party, for delivery to the location designated by the requesting Party (in which event the requesting Party will pay for all transportation costs). If permitted by law, each Party waives any statutory or other lien or lien rights it may have on or against any Property of the other Party for any work performed on or with such property.

7.	REPORTS

7.1 Reports. Tesla shall prepare and deliver the reports set forth in the Supplier Quality Assurance Manual (“SQAM”). Application of SQAM shall be negotiated in good faith between the Parties and agreed to in one or more supplemental documents. Such supplemental documents shall address such matters as the Parties shall mutually agree upon, but shall at a minimum address sub-supplier management and process change requests.

8.	LICENSE GRANTS, INTELLECTUAL PROPERTY AND CONFIDENTIALITY

8.1 License to Toyota. Subject to the terms and conditions of this Agreement, Tesla hereby grants Toyota a limited, worldwide, non-exclusive, royalty-free, fully paid-up, non-transferable, non sub-licensable right and license to use Tesla Technology and all Intellectual Property Rights therein for the purposes of Toyota performing its obligations under this Agreement, and exercising its rights under this Agreement.

8.2 License to Tesla. Subject to the terms and conditions of this Agreement, Toyota hereby grants Tesla a limited, worldwide, non-exclusive, royalty-free, fully paid-up, non-transferable, non sub-licensable right and license to use Toyota Technology and all Intellectual Property Rights therein for the purposes of Tesla performing its obligations under this Agreement, and exercising its rights under this Agreement.

8.3 Intellectual Property Rights. All rights and obligations related to Technology and Intellectual Property Rights under this Agreement shall be the same as the rights and obligations related to Technology and Intellectual Property Rights set forth in the Phase 1 Agreement.

8.4 Confidentiality. All rights and obligations related to Confidential Information under this Agreement shall be the same as the rights and obligations related to Confidential Information set forth in the Phase 1 Agreement.

9.	COMPENSATION

9.1 Price.

9.1.1 Initial Price. The price to be paid for the Production Parts (the “Toyota Price”) shall be [***]. The total price of one hundred ten million, five hundred thousand dollars ($110,500,000) shall include sales of Production Parts and Production Testing Equipment as set forth in section 3.2 and service support to be provided by Tesla as set forth in this Agreement. The cost of additional quantities of Production Testing Equipment, as well as EV Systems Start-Up Services shall be separately agreed upon by the Parties. It is understood and agreed that the Toyota Price shall actually be allocated among the Products and payable only on a piece price basis as Production Parts are ordered, received and accepted. Such allocation shall be separately agreed to by the Parties in writing.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

9.1.2 Adjustments to Price. The price of one hundred ten million, five hundred thousand dollars ($110,500,000) for the Production Parts as outlined in section 9.1.1 is based on [***]. In addition to the potential volume adjustments as set forth in Section 4.8, Toyota may, at its discretion, reduce the total number of RAV4 EVs for which Production Parts are purchased. In such event, Tesla and Toyota shall engage in good faith negotiations to determine the appropriateness and amount of additional compensation to Tesla to compensate it for any costs incurred by it in connection with this Agreement for which Tesla is not otherwise compensated due to such volume reduction. However, if such volume reduction is due to Tesla’s failure to comply with the terms of this Agreement, Tesla shall not be entitled to additional compensation. In addition to the foregoing provision, and as part of the ongoing, ordinary course of business between the Parties, the quantity and Toyota Price may be adjusted prospectively from time to time, either higher or lower, all as evidenced by one or more Contract Documents agreed upon by the Parties. For avoidance of doubt, Toyota will not pay any fees for use of Tesla Technology under this Agreement and Tesla will not pay any fees for use of the Toyota Technology under this Agreement.

9.2 Timing of the Applicable Price. The effective date for the start of any Toyota Price, and the duration of the Toyota Price, shall be consistent with section 9.1 and as set forth in the applicable Contract Document, but in no event shall any price adjustments apply to Products already delivered by Tesla. Any applicable price adjustments are effective only for such time as is stated in such Contract Document. Price review will occur at times and according to procedures agreed upon by the Parties.

9.3 Complete Price for Products. Tesla shall sell each Product to Toyota, in such quantities as may be ordered by Toyota during the Term and consistent with the provisions of section 9.1, at the unit price set forth above or in the applicable Contract Document. The specified price shall include any and all costs for packaging and labeling for the Product (including battery shipping containers that comply with Department of Transportation regulations), use, gross receipts, and/or other taxes, and any costs or expenses incurred by Tesla, except those costs or expenses not included above or set forth in section 9.6, in connection with the performance of its obligations under this Agreement.

9.4 Payment. Payment by Toyota for accounts payables owed to Tesla (“Tesla Payables”) arising from conforming Products and Services duly accepted by Toyota pursuant to the terms of this Agreement (“Accepted Products”) shall be pursuant to such processes, procedures and payment systems as mutually agreed upon by the Parties (the “Payment Procedures”). Tesla agrees to: (i) invoice Toyota for Products solely in strict conformity with the applicable Payment Procedures (a “Conforming Invoice”); and (ii) accept payment for such Accepted Products at the times and in the amounts determined by the applicable Payment Procedures.

9.5 Payment Terms. Except as otherwise agreed to by the Parties in writing, Toyota shall pay Tesla [***]. All payments shall be made in U.S. funds. Toyota agrees that payment shall be made for Products delivered to its carrier, notwithstanding any subsequent rejection following receipt at a Toyota facility as set forth in Section 12.1. In the event of Rejected Products as defined in Section 12.1, the cost for such Rejected Products shall be reconciled between the parties in connection with subsequent shipment of Products.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

9.6 Taxes. Toyota shall pay all applicable sales, excise, value-added, taxes, and/or duties that are incurred in connection with the purchase of Products under this Agreement, except any income tax imposed on Tesla in connection with its sales under this Agreement.

10.	REPRESENTATIONS AND WARRANTIES; DISCLAIMER

10.1 Mutual Representations and Warranties. Each Party represents, warrants and covenants that: (i) it has the right to enter this Agreement, is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (ii) it has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (iii) it has by all necessary corporate action duly and validly authorized the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iv) this Agreement is the valid and legally binding obligation of each Party in accordance with its terms.

10.2 Tesla Warranties. Tesla represents, warrants and covenants that: (i) it shall transfer good title to all Tesla Products delivered hereunder, free and clear of all liens and encumbrances; (ii) Tesla shall comply with commercially reasonable manufacturing and supply practices in performing the Services; and for the Warranty Period (a) all Tesla Products delivered and Services provided hereunder shall comply with all applicable Specifications; (b) all Tesla Products delivered and Services provided hereunder shall be free from any defects in design, workmanship or materials, shall be produced, packaged, stored and shipped in accordance with commercially reasonable manufacturing practices and, in the case of Tesla Products that are software or firmware, are free of viruses or malware as provided by Tesla, including updates, upgrades and modifications as provided by Tesla; (iii) the manufacture, distribution and use of all Tesla Products and Services provided shall not infringe or otherwise misappropriate any third party Intellectual Property Rights; and (iv) it shall perform all Services in a professional and workmanlike manner in accordance with the terms and conditions of this Agreement.

10.3 Tesla Responsibility for Product Design. Tesla and Toyota acknowledge and agree that: (i) the Specifications are intended to be general specifications only and are not intended to provide a complete description of all specifications and requirements for the Tesla Products and Services; (ii) Toyota is relying on Tesla’s design, engineering and manufacturing experience to design and manufacture Tesla Products and provide the Services so as to meet the high quality expectations of Toyota; and (iii) Tesla is relying on Toyota’s design, engineering and manufacturing expertise and experience to ensure overall vehicle packaging, crash and safety performance, and thermal system and other vehicle integration dependencies to ensure successful Product integration into the completed RAV4 EV.

10.4 Compliance With Law.

10.4.1 Tesla represents, warrants and covenants that all Tesla Products supplied and Services provided under this Agreement shall, at the time of their shipment or provisions, comply with all applicable federal, state and local laws, rules and regulations, including, without limitation, environmental, safety and emission laws, rules and regulations, the National Traffic and Motor Vehicle Safety Act, Federal Motor Vehicle Safety Standards, the Consumer Product Safety Act, the Toxic Substances Control Act, or any other federal or state safety or equipment laws, rules or regulations.

10.4.2 Prior to shipment of any Tesla Products, Tesla shall provide Toyota, in compliance with all applicable laws, with: (i) any and all Material Safety Data Sheet (“MSDS”) that are related to the Products; (ii) such other disclosures and/or documents where required by applicable law; and (iii) such other documentation, including without limitation, chemical abstract service numbers, as Toyota may request from time to time that is prepared pursuant to environmental or similar requirements and procedures of Toyota (the “Environmental Reports”). Tesla agrees to promptly furnish to Toyota any modifications, amendments or supplements to the Environmental Reports. Further, Tesla agrees to promptly inform Toyota of any changes in material or ingredients in Tesla Products, and to promptly furnish Toyota with updated or new Environmental Reports relating to the Tesla Products.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

10.4.3 Tesla hereby represents, warrants and covenants that at the time such information is provided to Toyota, all information provided to Toyota regarding Tesla Product composition (including, without limitation, chemical composition up to the level of a typical MSDS) is accurate with respect to each shipment and/or delivery under this Agreement. Tesla will update any information supplied to Toyota regarding Tesla Product composition immediately: (i) at any time such composition changes, which affects form, fit or function. Further, if requested by Toyota from time to time, Tesla shall provide any other reasonable additional information regarding the Product as to support any export of the Tesla Product outside the continental U.S.

10.5 Breach of Warranty; Limitations of Warranty. The warranties set forth in this Agreement shall apply to all Tesla Products delivered to and/or purchased by Toyota and Services provided pursuant to this Agreement. Any Tesla Products delivered and/or sold and Services provided which fail to conform to the warranties under this Agreement (pursuant to the processes set forth in Exhibit J and elsewhere in this Agreement), shall be deemed defective, in addition to those other conditions described in Section 11.4 below. Tesla shall accept responsibility, as provided in this Agreement, for all defective Tesla Products and Services, provided that Tesla shall have no warranty obligation to Toyota or to any third party for (i) damage to the Tesla Products or vehicle caused by normal wear or deterioration of any part, (ii) any item concerning the vehicle’s general appearance that is not due to a defect in material or workmanship, (iii) expendable maintenance items when replaced due to normal wear or customer abuse (iv) Tesla Products that have been subject to misuse, abuse, improper maintenance, racing, accident, fire, explosion, chemical corrosion, collision, objects striking the vehicle, theft, vandalism, riot, earthquake, windstorm, lightening, hail, flood, deep water, or the like, but only to the extent that any of the foregoing are the cause of the warranty claim; (v) insufficient, inappropriate or lack of use by Toyota or its dealers of Tesla’s diagnostic tools or any unauthorized repair conducted by any party other than Toyota or Tesla, which causes damage to the Tesla Products; (vi) failure for Toyota to consult Tesla during the warranty diagnosis process consistent with the provisions set forth in Section 11.1 of this Agreement; (vii) alteration or modification of any Products or the installation of fluids, parts or accessories not authorized by Tesla, (viii) failure of Toyota to supply sufficient vehicle log information and otherwise comply with the mutually agreed upon Return Material Authorization process set forth in Exhibit K; (ix) damage caused by improper towing of the vehicle, or (x) damage to any Products caused by components not manufactured by Tesla; (xi) failure of Toyota to store and maintain the Powertrain Battery pursuant to instructions to be set forth in a separate agreement in writing to be negotiated by the Parties in good faith (“Battery Instructions”).

10.6 Permits; Equipment; Performance in Compliance with Laws. Tesla shall obtain all permits, consents, licenses, equipment, software, systems and supplies as necessary and/or appropriate to perform under this Agreement, at Tesla’s sole cost, except as otherwise specifically agreed in writing by the parties hereto. In addition, in its performance hereunder, Tesla shall comply with: (i) any applicable regulations governing repackaging, handling, packaging, labeling, storing and shipping; (ii) the export control regulations of the United States; and (iii) the U.S. Foreign Corrupt Practices Act. Without limiting the foregoing, Tesla shall not pay, offer, give or promise to pay, nor authorize the payment of, any monies or other things of value, directly or indirectly, to any former or current officer or employee of, or any person acting in an official capacity for, any government, public international organization, or any department, agency or instrumentality thereof (including, without limitation, a government-owned commercial enterprise) or any former or current official of any political party or any candidate for political office on behalf of or for the benefit of Tesla or Toyota if such payment(s) could be construed as violating the applicable laws of any jurisdiction or any laws applicable to Tesla or Toyota or any of the Tesla Products. “Directly or indirectly” shall be deemed to include, without limitation, receipt or the intention to provide something of value to a relative, friend and/or associate of any of the foregoing officers, employees, persons, officials and/or candidates identified above.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

10.7 Disclaimer. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION, WARRANTY, OR CONDITION, EXPRESS IMPLIED, STATUTORY OR OTHERWISE AS TO ANY MATTER WHATSOEVER RELATING TO THE PRODUCTS OR SERVICES. EACH PARTY SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OR FITNESS FOR A PARTICULAR PURPOSE, CONDITIONS OF MERCHANTABILITY. IN NO EVENT SHALL EITHER PARTY, ITS OFFICERS, DIRECTORS, EMPLOYEES, PARENTS, AFFILIATES, SUCCESSORS OR ASSIGNS BE LIABLE TO ANY PARTY FOR ANY PUNITIVE OR CONSEQUENTIAL DAMAGES ALLEGED TO HAVE OCCURRED AS THE RESULT OF ACTIONS OR FAILURES TO ACT IN ACCORDANCE WITH THIS AGREEMENT.

11.	WARRANTY FOR DEFECTS FOLLOWING SALE OR LEASE

11.1 Warranty Claim. Tesla shall repair or replace defective Tesla Products (as defined in Section 11.4 below), as provided for in this Section and on Exhibits J and K, supplied by Tesla under this Agreement, provided the Tesla Product defect appears within the time limits specified therein (hereinafter “Warranty Claims”). Toyota shall provide Tesla with a monthly sales report sufficient to enable Tesla to understand which vehicles have been sold on what date.

11.2 Period of Warranty. Except as otherwise required by applicable law, Tesla shall be responsible pursuant to the terms set forth herein for Tesla Product and Service defects appearing within the following time limits (each a “Warranty Period”) set forth in Exhibit J.

11.3 Warranty Cost Apportionment. Tesla’s responsibility for costs associated with Warranty Claims shall be as set forth in Exhibit J. The Parties intend to allocate the actual cost of any Warranty Claim in conformity with the terms of this provision. In the event of disagreement, the Parties shall resolve the dispute in accordance with the provisions of Section 20.18.1.

11.4 Definition of Defect.

11.4.1 Products and Services Other than Powertrain Battery. For purposes of this Agreement, a Tesla Product or Service shall be deemed “defective” if: (i) the Tesla Product or Service fail to comply with the representations and warranties set forth in Sections 10 and 11 as determined by the Parties and in accordance with Section 20.18; or (ii) any court, governmental agency or arbitration forum determines that a Product is defective or a RAV4 EV is defective and such defect is directly related to a Tesla Product.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

11.4.2 Powertrain Battery. A Powertrain Battery shall be deemed “defective” if, within the Powertrain Battery Warranty, the Powertrain Battery Capacity, as of the date of a consumer claim, is less than the percentage which corresponds to that metric as illustrated on the chart depicted on Exhibit J.

11.5 Cooperation is Not a Limitation of Remedies. It is the intention of Toyota to work with Tesla in the event of any nonconformity or Warranty Claims, but such intention shall not be deemed a limitation of its remedies. If Toyota obtains replacement Products, such action shall not be an election of remedies, nor shall it in any way limit the rights and remedies of Toyota under this Agreement.

12.	REJECTED OR NON-CONFORMING PRODUCTS

12.1 Reports. Toyota or, in the case of Service Parts, its dealer or Authorized Distributor, as applicable, shall promptly report any alleged damaged or defective Tesla Products (“Rejected Products”) when discovered, but in any event, no later than three (3) days from receipt. Tesla Products not rejected by Toyota or its dealer or Authorized Distributor, as applicable, within such three (3) day period shall be deemed Accepted Products under Section 9.4. Final determination of actual damage or defective Tesla Product may only be made after Tesla has been consulted and provided a reasonable opportunity to verify the damage or defect. Toyota or its dealer or Authorized Distributor, as applicable, shall promptly report any short or mispacked Tesla Products (“Short Products”) upon receipt. In addition, Toyota shall provide Tesla, through the Toyota Supplier Network, periodic reports listing all outstanding claims for Rejected Products and Short Products, all in accordance with Toyota’s policies and procedures. The failure of Toyota, its dealer or its Authorized Distributor, as applicable, to reject Products as set forth in this subsection shall not waive Toyota’s rights to claim that a Product is defective as to defects not reasonably discoverable upon initial inspection and to exercise its rights and remedies under this Agreement.

12.2 Rejected Products. Toyota shall have one or more of the following options with respect to Rejected Products:

12.2.1 Repair. If Toyota determines that it is necessary to repair any Rejected Products, which shall include, without limitation, performing such additional work (including the cost of any materials) as is necessary to make such Rejected Products fully conforming (the “Remedial Work”), then Toyota may elect to (i) perform the Remedial Work itself, (ii) have a third party perform the Remedial Work or (iii) have Tesla perform the Remedial Work. Provided that Tesla has given prior written approval in the case of (i) or (ii), or, in the case of (iii), the reasonable cost of such Remedial Work shall be borne by Tesla.

12.2.2 Replacement. If repair in accordance with section 12.2.1 above is not feasible or practicable, Toyota may request replacement of Rejected Products and seek replacement Tesla Products. The Parties shall discuss in good faith the need for replacement in lieu of repair. The reasonable cost of such replacements shall be borne by Tesla.

12.3 Short Products. In the case of any Short Products that are the result of any Tesla act or omission, Tesla shall, if so requested by Toyota, and at its cost, use commercially reasonable efforts to ship to the destination designated by Toyota the additional Products needed to fully complete the applicable Toyota requirements. Under no circumstances will Tesla be responsible for the replacement or costs of Short Products resulting from any act, omission or non-performance of Toyota, Toyota affiliates or carriers.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

12.4 Maintenance of Product Flow. At Toyota’s request and with reasonable notice and at no cost to Toyota, Tesla will agree to provide appropriate support reasonably requested by Toyota to address the impact of any Rejected Products or Short Products. Such support will be determined by the Parties and may include sorting Tesla Products, reworking Tesla Products or disposing of Tesla Products (the “Support Work”).

12.5 Reservation of Rights.

12.5.1 Receipt by Toyota of shipments containing Rejected Products or Short Products shall not waive Toyota’s rights under this Section 12 or any other Section of this Agreement with respect to such Rejected Products or Short Products.

12.5.2 Replacement or repair of Rejected Products and replacement of Short Products pursuant to this Section shall not waive Toyota’s rights under this Agreement, including, without limitation, Toyota’s right to terminate this Agreement under Section 16.

13.	PACKAGING AND LABELING

13.1 Tesla Responsibility. Tesla shall be responsible for all packaging and labeling of Tesla Product(s) supplied pursuant to this Agreement (collectively, the “Packaging”). The Packaging shall be the property of Tesla unless otherwise agreed to by Toyota.

13.2 Design and Use. The design, specification and use of all Packaging shall comply with all applicable laws, including, without limitation laws regarding transportation, disclosure and labeling of hazardous materials and Products content disclosures for purchasers, including, without limitation, wholesale and retail purchasers. All packaging and labeling shall also conform to the general packaging requirements established by Toyota from time to time and any Product-specific requirements noted in the Guidelines for completing the Toyota Packaging and Shipping Data Form and shall be subject to Toyota’s prior written approval. The Packaging and Shipping Data Form must be completed and returned with the Request for Quotation Form to Toyota for approval. Tesla shall use its best efforts to package products in such a way to provide the maximum amount of protection with consideration given to Product size, cost, weight and order quantities.

13.3 Toyota Changes. Upon reasonable notice, Toyota may request changes in packaging, packing, shipping and labeling specifications for any Product. Upon receiving Toyota’s request, the Parties shall agree upon whether changes to packaging are warranted and make appropriate adjustments to the cost, if any, to be borne by Toyota as the result of the requested change. Tesla shall implement any agreed upon changes to packaging, packing, shipping, and labeling specifications agreed upon by the Parties within ninety (90) days of that agreement, unless such request is rescinded by Toyota prior to the expiration of that ninety (90) day time period. Notwithstanding any change requested by Toyota in packaging, packing, shipping and/or labeling specifications under this Section 13.3, such changed packaging, shipping and labeling specifications must continue to meet the requirements of Section 13.2 above. In addition, if changes in packaging, packing, shipping and/or labeling specifications must be implemented sooner than the time deadlines set forth in this Section 13.2 (e.g., due to safety concerns), Tesla shall implement such changes as soon as commercially reasonable following agreement by the Parties.

13.4 Tesla Suggested Changes. Tesla may, on its own initiative, offer Toyota suggestions or requests to change packaging specification with advance notification to Toyota. Toyota shall not unreasonably withhold approval of such changes. All changes proposed or implemented by Tesla must comply with the provisions of this Section 13, including, without limitation, Section 13.2.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

14.	QUALITY CONTROL

14.1 Quality Requirements. All Tesla Products sold to Toyota and Services provided under this Agreement shall be manufactured and provided in accordance with Toyota’s quality control procedures and requirements contained in SQAM (as supplemented in the manner set forth in Section 7.1) the TIMT and, if applicable to the Tesla Products as set forth in Section 11, the Supplier Warranty Cost Sharing (“SWCS”) manual (collectively, the “Quality Requirements”). Tesla shall, in accordance with commercially reasonable practices, provide, maintain and enforce all measures appropriate to secure the quality of Tesla Products and the manufacturing processes thereof, including, without limitation, quality control standards, inspection standards and specifications.

14.2 Evidence of Tesla’s Quality Assurance; Testing. Upon Toyota’s reasonable request and in accordance with SQAM (as supplemented in the manner set forth in Section 7.1), Tesla shall deliver to Toyota data, records and other materials to evidence Tesla’s testing, inspection and analysis of field quality data as provided by Toyota and such other quality assurance actions as will validate compliance with all Quality Requirements. Toyota may, in accordance with the provisions of Section 4.5, have access to Tesla’s relevant premises to (i) inspect the Tesla Products and/or work in process with respect to the Products, and (ii) conduct quality control measures and tests. Without cost to Toyota, Tesla shall provide facilities and assistance for Toyota’s inspections, tests and measures. Toyota shall be entitled to audit and verify compliance with the Quality Requirements upon reasonable notice. Toyota shall not be liable for any reduction in value of samples used, nor shall any Products rejected be submitted to Toyota.

14.3 Pre-delivery Inspection. Tesla shall be responsible for the quality control of the Tesla Products it supplies to Toyota pursuant to this Agreement, including, without limitation, adequate inspection of Tesla Products prior to delivery.

14.4 Notice of Defective Tesla Products or Services. Tesla must give Toyota notice of any suspect shipment of non-conforming Tesla Products (including, without limitation, boxes and master cartons) or Service in accordance with the provisions of SQAM. Such notice shall include an immediate notice by facsimile, receipt of which shall be promptly confirmed via telephone. Such initial notice must include Tesla’s temporary countermeasure(s). Tesla shall thereafter have fifteen (15) calendar days to submit a Long Term Countermeasure Reply Form. Upon receipt of initial notice and any additional information as required by SQAM, Toyota may, after consultation with Tesla, as to any defective Tesla Product or Service, (x) accept it; (y) allow Tesla to correct the Tesla Product or Service at its sole cost; or (z) order Tesla to scrap the Tesla Product, if the defect is in a Tesla Product.

14.5 Tesla Testing. Upon receipt of a request by Toyota and as agreed by the Parties or as required by SQAM, Tesla shall use commercially reasonable efforts to conduct requested engineering and quality control tests of Tesla Products manufactured pursuant to this Agreement, and shall provide Toyota with the results of those tests.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

15.	INDEMNIFICATION AND INSURANCE

15.1 Indemnity by Tesla. Subject to any limitations on Tesla’s responsibility for warranty claims under Sections 10 and 11, Tesla shall defend, indemnify and hold harmless Toyota, its shareholders, affiliates (including, without limitation, parent and subsidiary companies), distributors, dealers and customers, including Authorized Distributors, and each of their respective directors, officers, employees, representatives and agents, from and against any and all liabilities, losses, claims, actions, suits, administrative hearings, proceedings, government investigations or studies, damages, remedies, fines, penalties, costs and expenses, including, without limitation, reasonable attorneys’ fees, arising out of, based on and/or resulting from: (i) any allegation that any Tesla Products manufactured or supplied by Tesla or Services provided pursuant to this Agreement are defective, that such Tesla Products or Services are not as had been represented in writing to Toyota by Tesla or that such Tesla Product or Service are not in compliance with applicable federal, state or local laws, rules or regulations, including, without limitation, environmental laws, rules or regulations, the National Traffic and Motor Vehicle Safety Act, Federal Motor Vehicle Safety Standards, the Consumer Product Safety Act, the Toxic Substances Control Act, or any other federal, state or local safety or equipment laws, rules or regulations, except such provision shall not apply to any Product designed or manufactured by Tesla to specifications supplied by Toyota, and/or (ii) any damages and reasonable fees or costs awarded or agreed to in the final disposition or settlement of Product Liability Claims based upon alleged defects in the design or manufacture of the Tesla Products. Toyota shall give Tesla prompt written notice of any such claim, action, suit or proceeding and Tesla shall promptly assume and diligently conduct the defense thereof. Toyota shall have the right, but not the obligation, to participate jointly with Tesla in its defense, settlement or other disposition of any indemnity claim hereunder, and Toyota shall have the right to approve the legal counsel retained by Tesla, and approve any and all settlements and offers of settlement prior to Tesla entering into same (which approvals, in each case, shall not be unreasonably withheld). Tesla shall obtain the written consent of Toyota (which consent shall not be unreasonably withheld) prior to ceasing to defend, settling or otherwise disposing of any indemnity claim.

15.2 Co-Defense of Product Liability Claims. Notwithstanding the terms of Section 15.1, Toyota and Tesla agree that TMS and Tesla shall co-defend Product Liability Claims against the Parties based upon the following principles:

15.2.1 Each Party shall give the other Party prompt written notice of any threatened or pending Product Liability Claim against the notifying Party. If after internal investigation by each Party of the basis for the Product Liability Claim either of the Parties believes that such claim is or may be based in whole or in part on an alleged defect in the design or manufacture of any of the Tesla Products, each Party shall select and retain, at its sole expense, counsel to defend such Party against the Product Liability Claim, and shall instruct such counsel to cooperate in the defense of such claim. The Parties acknowledge and agree that the objective of such cooperation shall be to maximize the likelihood of a finding of no liability against either Party, and if a finding of liability is likely, to defend and/or settle the plaintiff’s Product Liability Claim with the least damage to either Party. In furtherance of this objective, during the period that the Parties are investigating and collecting information in furtherance of the defense of a Product Liability Claim, each Party also agrees to use reasonable efforts to cooperate in negotiating terms under which the Parties and their selected counsel will share information in furtherance of the Parties’ common interests in such a manner as to protect the continuing confidentiality of such information (whether under the attorney-client communication privilege, the attorney work-product doctrine, or any other applicable privilege or doctrine) against disclosure to persons other than the Parties.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

15.2.2 Notwithstanding the foregoing, nothing in this Section 15.2 is intended to reapportion liability between Tesla and Toyota with respect to Tesla’s responsibility for the Tesla Products, or Toyota’s responsibility for the RAV4 EVs under this Agreement. Following final disposition or settlement of any Product Liability Claim co-defended pursuant to this Section, if either Party believes that some or all liability for the damages awarded or amounts paid in settlement of such claim to the Plaintiffs was improperly apportioned by the court, jury or in the settlement process to one or the other Party, the Parties shall mutually agree upon the appropriate apportionment of such liability in accordance with the procedures set forth in Section 20.18 of this Agreement.

15.3 Recall/Field Action.

15.3.1 Notice to Governmental Authorities; Right to Initiate Recall/Field Actions. Toyota and Tesla independently reserve the right to comply with legal obligations mandating notice to appropriate governmental authorities regarding Products supplied pursuant to this Agreement and vehicles containing the Products when either Party determines, or any government agency alleges, such Products or vehicles contain a defect related to safety; and/or which fail to comply with all applicable laws, rules or regulations, including, without limitation, safety, environmental and emission laws, rules and regulations. Notwithstanding the foregoing, Toyota has the exclusive right to initiate a recall/Field Action of Toyota nameplate vehicles containing Products.

15.3.2 Requirement to Consult. Notwithstanding the provisions of 15.3.1, each Party agrees to use commercially reasonable efforts to consult with the other Party regarding any potential noncompliance with any applicable laws, rules or regulations, or possible safety-related defect related to the Products as soon as it becomes aware of a potential noncompliance or possible safety-related defect arises. Such consultation shall include, but is not limited to, root cause analysis, determination of safety impacts (if any), draft notifications and/or recall/Field Action remedy plans and other written materials intended for release. Notwithstanding the foregoing, Tesla shall in its sole discretion determine the timing and content of any notice to any applicable government agencies with respect to Products supplied to more than a single vehicle manufacturer and Toyota shall in its sole discretion determine the timing and content of any notice to any applicable government agency with respect to Toyota nameplate vehicles. All communications with government agencies involving any potential noncompliance or possible defects related to the Products shall be shared with the other Party.

15.3.3 Reimbursement of Expenses of Recall/Field Actions. Provided Toyota gives Tesla advance notice of any such recall/Field Action in accordance with section 15.3.2, and such recall/Field Action involves a defect or defects in Tesla Products that are the result of an act or omission by Tesla, Tesla shall reimburse Toyota and its Authorized Distributors for Tesla’s share of all recall/Field Action costs as referenced on Exhibit J, based on Tesla’s technical responsibility.

15.4 Insurance.

15.4.1 Commercial General Liability and Other Insurance. At all times throughout the Term, Tesla shall procure and maintain, at its sole cost and expense, the following insurance:

15.4.1.1 A policy or policies of commercial general liability insurance with minimum coverage of at least [***] combined single limit per occurrence for bodily injury and/or property damage, as well as contractual liability coverage.

15.4.1.2 A policy or policies of employer’s liability insurance with minimum coverage of at least [***]. Tesla shall also comply with all applicable workers’ compensation and/or other laws that may accrue in favor of any Tesla Personnel in all locales where Tesla Personnel perform(s) hereunder.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

15.4.1.3 A policy or policies of automobile liability insurance on all owned, non-owned and/or hired vehicles with minimum coverage of at least [***] combined single limit per occurrence for bodily injury and/or property damage, and physical damage insurance for the actual cash value of each such vehicle.

15.4.2 Insurance Certificates. All insurance coverage required under the terms of this Agreement shall be procured from insurers with A.M. Best Company ratings of at least A– and with financial size categories of at least Class VII. All insurance shall be occurrence-based; provided, however, if Tesla is unable to obtain occurrence-based coverage, then the insurance shall be claims-made, and the insurance policy shall extend not less than ten (10) years after the termination of this Agreement or such longer period as required by applicable law. Tesla shall furnish Toyota, within five (5) Business Days of any Toyota request, a certificate or certificates from Tesla’s insurance carrier(s) evidencing such insurance and including an endorsement naming Toyota and its affiliates (including, without limitation, its parent and subsidiary companies) as additional insured. To the extent applicable law requires greater and/or additional coverage, Tesla shall comply with such requirements. Toyota’s approval of any of Tesla’s insurance policies does not relieve or limit any of Tesla’s obligations under this Agreement, including, without limitation, obligations or liabilities under Section 15.4.1 or the other indemnity or defense obligations hereunder, or for claims outside the scope of the coverage, excluded by, or which exceed the required insurance limits of such policy(ies). The insurance required under this Section 15.4 shall be in addition to, separate from, and not limited by any obligations under Section 15.1 or the other indemnity or defense obligations hereunder. Tesla or its insurance carrier shall provide Toyota with prompt written notice in the event that any insurance required to be maintained hereunder has either expired without renewal, been canceled or had the coverage thereunder reduced.

16.	TERM AND TERMINATION

16.1 Term of Agreement. Unless otherwise terminated as provided herein, this Agreement shall be effective upon the Effective Date and shall remain in force until December 31, 2012 (the “Initial Term”). This Agreement shall be renewed automatically for additional successive one year periods (each, a “Renewal Term”), unless a Party gives notice of non-renewal to the other at least thirty (30) days before the expiration of the Initial Term or then-current Renewal Term (the Initial Term and all Renewal Terms, collectively, the “Term”).

16.2 Termination for Cause. This Agreement may be terminated by a Party for cause immediately upon the occurrence of and in accordance with the following:

16.2.1 Insolvency Event. Either Party may terminate this Agreement by delivering written notice to the other Party upon the occurrence of any of the following events: (i) a receiver is appointed for the other Party or its property; (ii) the other Party makes a general assignment for the benefit of its creditors; (iii) the other Party commences, or has commenced against it, proceedings under any bankruptcy, insolvency or debtor’s relief law, which proceedings are not dismissed within sixty (60) calendar days; or (iv) the other Party is liquidated or dissolved.

16.2.2 Default. Either Party may terminate this Agreement effective upon written notice to the other Party if the other Party violates any covenant, agreement, representation or warranty contained herein in any material respect or defaults or fails to perform any of its obligations or agreements hereunder in any material respect, which violation, default or failure is not cured within thirty (30) calendar days after written notice thereof from the non-defaulting Party stating its intention to terminate this Agreement by reason thereof.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

16.3 Survival of Rights and Obligations Upon Termination. The expiration or termination of this Agreement shall not affect Tesla’s obligations or representations and warranties under this Agreement with respect to Products delivered or ordered prior to such expiration or termination, or Products ordered pursuant to Section 3.4 above. Without limiting the foregoing, Sections 1, 2.10, 3.1, 3.4, 3.5, 4.2, 4.7, 4.8.2, 5.2, 6, 8.3, 8.4, 10, 11, 12, 15, 16.3, 17.6, 18.1.8, 18.2, 18.12.4.4, and 20.3, 20.9, 20.12, 20.13, 20.15, 20.16, 20.17, 20.18, 20.19, 20.20, 20.21, 20.22 shall survive termination or expiration of this Agreement.

17.	TOYOTA SUPPLIER NETWORK.

17.1 Generally. Designated aspects of the purchasing relationship between Tesla and Toyota will be controlled by applicable provisions of the Toyota Supplier Network including: (i) the TEMA World Wide Automotive Real Time Purchasing System (“WARP”); (ii) the Toyota Supplier Interface (the “Supplier Interface”) to WARP; (iii) toyotasupplier.com; and (iv) such other such processes, procedures and electronic systems as are designated by Toyota in its discretion (collectively, the “Toyota Supplier Network”). Procedures, terms and conditions for the Toyota Supplier Network (“TSN Procedures”) will be set forth in one or more Contract Documents, and may be revised and updated from time to time by Toyota all in its discretion. To the extent any conflict arises between the provisions of the TSN Procedures and this Agreement the terms of this Agreement shall control.

17.2 Acceptance. By using the Toyota Supplier Network, Tesla agrees to and accepts the TSN Procedures, and agrees to be bound by all such TSN Procedures unless otherwise set forth in Contract Documents or pursuant to this Agreement. Toyota reserves the right at any time to add, delete or modify the functionality of the Toyota Supplier Network and/or the TSN Procedures upon notice, delivered by e-mail, or by an on-screen alert on the Toyota Supplier Network site. Toyota also reserves the right to terminate Tesla’s enrollment in, and use of, the Toyota Supplier Network at any time.

17.3 Internet Accessibility; Third Party Software Providers. The Toyota Supplier Network is made available to Tesla via a public Internet connection using commercially available third-party web browsers and Internet utility software from various unaffiliated software providers. Toyota does not warrant the performance of, and bears no responsibility for, Tesla’s use of the Internet or any third party web browser or related software. Further, Tesla is solely responsible for its subscription to and connection with the Internet.

17.4 Tesla Content. Information, data, text and other materials that Tesla posts or transmits to the Toyota Supplier Network site or supplies to Toyota are referred to as “Tesla Content.” By posting or transmitting Tesla Content to the Toyota Supplier Network site, Tesla agrees that it is solely responsible for the origination, accuracy, completeness, ownership, publication and dissemination of Tesla Content. Tesla agrees that any Tesla Content will not contain software viruses or any other computer code, files or programs designed to or which may interrupt, destroy or limit the functionality of any computer software or hardware, any other telecommunications equipment or any other part of the Toyota Supplier Network.

17.5 Electronic Forms.

17.5.1 In connection with this Agreement and Toyota Supplier Network, Toyota may use electronic purchase orders and other electronic forms (collectively, the “Electronic Forms”) to supplement written documents (collectively, “Toyota Written Forms”) used with this Agreement. From time to time, Electronic Forms will supplement Toyota Written Forms, or Electronic Forms may replace Toyota Written Forms entirely. With reasonable notice to Tesla, Toyota may set policies and procedures, from time to time, for the transition to, and implementation of, Electronic Forms, and such policies and procedures will be posted on the Toyota Supplier Network. All policies and procedures will become effective as of the date established by Toyota, but in no circumstances will such policies and procedures become effective until prior written notice is provided to Tesla at least three (3) Business Days in advance of such change.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

17.5.2 In the event Toyota uses Electronic Forms, all data and other information required for or associated with Electronic Forms will be entered, stored and transmitted electronically, both within the computer systems maintained by Toyota for the Toyota Supplier Network, and within computer systems maintained by Tesla. In addition, both Toyota and Tesla may use the same or different software to prepare, transmit, store and produce written copies of the applicable Electronic Forms. It is also understood that in the transmission of Electronic Forms content from Toyota to Tesla, and in the storage and retrieval of such content using the same or different software, errors, miscommunications and other mistakes can occur for reasons solely related to the transmission and interfaces used to read the Electronic Forms content, or otherwise. Notwithstanding the foregoing, the following procedures shall apply to Electronic Forms.

17.5.3 Electronic Forms content as maintained, stored or reproduced by Toyota from the Toyota Supplier Network shall be the controlling form and record of such content.

17.5.4 In the event of inconsistencies, conflicts, ambiguities or other disagreements between any Electronic Forms content as maintained by Toyota and the same or similar Electronic Forms content as maintained by Tesla, the Parties engage in good faith discussions to determine which version shall control.

17.5.5 Any paper or printed copies of Electronic Forms content generated by Tesla from software, facsimile or other electronic means (collectively, “Tesla Written Records”) shall be for Tesla convenience and/or internal records only, and shall not replace or modify the provisions or terms of any Electronic Forms content as maintained by Toyota.

17.5.6 Toyota reserves the right to: (i) continue the use of Toyota Written Forms; and/or (ii) prepare, print or otherwise generate from software, by facsimile or other electronic means, written copies of Electronic Forms content (collectively, “Toyota Written Records”).

17.6 Disclaimer.

17.6.1 THE TOYOTA SUPPLIER NETWORK AND ALL MATERIALS, INCLUDING, WITHOUT LIMITATION, ANY ELECTRONIC FORMS AND SOFTWARE, ARE PROVIDED “AS IS” AND “AS AVAILABLE” WITHOUT ANY EXPRESS OR IMPLIED WARRANTY OF ANY KIND. TOYOTA, WITHOUT LIMITING THE FOREGOING, SPECIFICALLY DISCLAIMS ANY AND ALL WARRANTIES, INCLUDING BUT NOT LIMITED TO: (i) WARRANTIES OF TITLE, MERCHANTABILITY, NONINFRINGEMENT OF INTELLECTUAL PROPERTY, OR FITNESS FOR ANY PARTICULAR PURPOSE; AND (ii) WARRANTIES CONCERNING THE AVAILABILITY, ACCURACY, APPROPRIATENESS, RELIABILITY, TIMELINESS, USEFULNESS, OR OTHERWISE OF THE TOYOTA SUPPLIER NETWORK, ITS CONTENT, ANY ELECTRONIC FORMS OR MATERIALS. IN NO EVENT WILL TOYOTA, ITS OFFICERS, DIRECTORS, EMPLOYEES, PARENTS, AFFILIATES, SUCCESSORS OR ASSIGNS, BE LIABLE TO ANY PARTY FOR ANY INDIRECT, DIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF PROGRAMS OR INFORMATION, AND THE LIKE), OR ANY OTHER DAMAGES ARISING IN ANY WAY OUT OF THE AVAILABILITY, USE, RELIANCE ON, OR INABILITY TO USE THE TOYOTA SUPPLIER NETWORK, EVEN IF TOYOTA OR ITS REGISTERED AGENT HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND REGARDLESS OF THE FORM OF ACTION.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

17.6.2 The Toyota Supplier Network utilizes the Internet to transport data and communications. Toyota will take all necessary and prudent security precautions to safeguard data and communications. Toyota, and any third party working with Toyota to provide services to Tesla, shall not be responsible for any damages caused by: (i) communications line failure, systems failure, and other occurrences beyond their control; (ii) from any unauthorized activity caused by any third party who gains access to Toyota Supplier Network, unless such access is the result of the failure by Toyota to maintain necessary and prudent safeguards to prevent such access; or (iii) other breach of security requirements as a result of any intentional or unintentional conduct, including negligence, by Tesla or its representatives. Toyota will not be responsible for any costs Tesla incurs to connect to the Toyota Supplier Network.

17.7 Binding Agreement; Electronic Acknowledgment. Tesla shall be bound by any use of, affirmation, assent or agreement transmitted through, the Toyota Supplier Network. Tesla further acknowledges that any decision or action to click on an “I agree”, “I consent” or other similarly worded “button” or entry field using a mouse, keystroke or other computer device, shall be deemed and constitute its agreement or consent to such decision or action, and will be legally binding and enforceable and the legal equivalent of the handwritten signature of Tesla.

18.     TOOLING TERMS AND CONDITIONS. This Section 18 shall apply to any Tesla Products that constitute Tooling. To the extent any conflict arises between Section 18 and other Sections of this Agreement, as to Tooling Section 18 shall control. This Section 18 shall have no application to any Products other than Tooling. For all other purposes, the term Products shall include Tooling.

18.1 Tooling.

18.1.1 Tooling Definition. “Tooling” shall mean, collectively, such production-based tooling, jigs, dies, gauges, fixtures, models, molds and/or patterns as are required to manufacture Products already identified to the RAV4 EV in production or for Products of the RAV4 EV which is beyond the prototype stage of engineering or production, and in each case are used exclusively for the production and/or servicing of the RAV4 EV.

18.1.2 Tooling Authorization. “Tooling Authorization” shall mean the Contract Documents designated by Toyota which collectively identify the Toyota Tooling to be manufactured by Tesla (or on its behalf) and purchased by Toyota (and which may include quantity, description, and delivery terms). Until such time as Tesla receives the Tooling Authorization for Tooling used exclusively for RAV4 EV production, Tesla has no authority to commence cutting or other work on the Toyota Tooling. Once Tesla receives the Tooling Authorization, Tesla’s commencement of work on the Toyota Tooling shall constitute acceptance of the applicable Contract Documents for such Toyota Tooling.

18.1.3 Tooling Purchase Order. “Tooling Purchase Order” shall mean the Contract Documents designated by Toyota which collectively identify the terms of purchase for any Toyota Tooling. In the event there is an inconsistency or conflict between any Tooling Purchase Order and this Agreement, this Agreement shall control.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

18.1.4 Toyota Tooling. “Toyota Tooling” shall mean the Tooling which is identified on a Tooling Authorization or Tooling Purchase Order.

18.1.5 Common Tooling. “Common Tooling” shall mean the Tooling which is owned by Tesla and used to produce parts for Tesla, Tesla customers and Toyota.

18.1.6 Part Approval. “Part Approval” shall be the date and time at which preliminary approval (which may include quantity, description, and delivery terms) of the Toyota Tooling occurs.

18.1.7 Final Approval. “Final Approval” shall be the date and time that the Toyota Tooling has been approved for standard production of Products at full production rates.

18.1.8 Property. All Toyota Tooling is solely and exclusively the property of Toyota and when in the possession of Tesla, any Toolmaker, any tier two or other party involved in the operation of the Toyota Tooling or in the possession any other third party shall be deemed a bailment (collectively, other than Tesla, a “Tooling Third Party”). Tesla shall prominently mark and identify the Toyota Tooling as property of Toyota by utilizing asset tags or other identifying materials provided to it by Toyota. With the prior written permission of Toyota, Tesla may maintain Toyota Tooling on the premises of a Tooling Third Party, solely as a bailment and otherwise on terms and conditions established by Toyota in the applicable Contract Documents. Toyota Tooling will be insured by Tesla, at its expense, against loss or damage. Tesla, at its expense, shall maintain the Toyota Tooling in good condition, excluding normal wear and tear, and immediately replace any items associated with the Toyota Tooling, which are lost, destroyed or worn out prior to their expected useful life.

18.2 Sale of Toyota Tooling. Tesla is expressly prohibited from selling any Toyota Tooling to a Tooling Third Party or any other third party at any time.

18.3 Other Tooling. Tesla may purchase and own Common Tooling and/or such other Tooling as may be necessary for the production of Products for Toyota (the “Tesla Tooling”), all pursuant to this Agreement and as set forth in one or more Contract Documents as mutually agreed upon by the Parties. The Common Tooling and Tesla Tooling shall collectively be referred to herein as “Other Tooling”. In the event that any Other Tooling is procured, Toyota shall reimburse Tesla for the reasonable costs of such Other Tooling, pursuant to an adjustment to the piece price for Products manufactured with such Other Tooling or such other Payment Procedures as determined by Tesla. The amount paid for such Other Tooling (the “SPT Costs”), and timing of payment, shall be set forth in a separate Contract Document as agreed upon by the Parties. The Other Tooling shall be the property of Tesla.

18.4 Products. The Toyota Tooling may be used to produce trial parts or production quantities of Products for Toyota. All aspects of such production of Products shall be controlled solely by one or more Contract Documents.

18.5 Price and Payment for Tooling.

18.5.1 Price. In establishing the price for the Toyota Tooling (“Tooling Price”), the Parties shall agree jointly to evaluate and take into consideration: (i) the costs of comparable Toyota Tooling for past vehicle models (whether produced by Tesla or another party); and (ii) reasonable and necessary variances from any and all quotes provided by Tesla as may be required under the circumstances; provided, however, that the price shall be agreed by the Parties after good faith negotiations and shall be evidenced only by the Tooling Purchase Order.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

18.5.2 Price Adjustments. Any Tooling Price may be interim (pending completion of engineering, cost analysis and other details concerning actual costs of the Toyota Tooling, and other matters) and may be adjusted by the Parties, either higher or lower, before it becomes a final Tooling Price, all as evidenced by one or more Contract Documents as agreed upon by the Parties. No adjustments to any Tooling Price will be made for increases in Tesla’s manufacturing and other costs, including but not limited to, increases in its costs for labor, materials, overhead or other direct, indirect, fixed or variable costs. In the event Required Changes to Toyota Tooling have or will result in a material increase or decrease in the costs of such Toyota Tooling and/or the time for performance, Toyota and Tesla will negotiate in good faith a reasonable allocation of such costs or other equitable adjustment of the relationship between the parties. Any Tooling Price adjustment shall be evidenced by a new or revised Tooling Purchase Order or other Contract Document.

18.5.3 Payment. Payment by Toyota of the Tooling Price (or such amount as is a Tesla Payable; a “Tooling Payment”) arising from Toyota Tooling duly accepted by Toyota shall be pursuant to such Payment Procedures as are designated by Toyota in its discretion. Payment terms, unless otherwise provided in a Contract Document, shall be as follows. First, 80% of the Tooling Payment shall be paid in accordance with Section 9.5 after Toyota receives both: (i) Tesla’s Tooling invoice (a “Tooling Invoice”) for such amount; and (ii) a copy of the applicable Part Approval. Next, the remaining 20% of the Tooling Payment shall be paid in accordance with Section 9.5 after Toyota receives both: (x) a Tooling Invoice for such 20% (which invoice MAY NOT be submitted until at least one (1) day following SOP for the applicable RAV4 EV; and (y) a second copy of the applicable Part Approval.

18.6 Inspection.

18.6.1 Right to Inspect. Toyota shall have the right to inspect the Toyota Tooling and Other Tooling. In the event the Toyota Tooling is manufactured by a third party vendor (the “Toolmaker”), Tesla shall use reasonable efforts to secure consent from the Toolmaker for Toyota to inspect Toolmaker’s premises in connection with this Agreement. Payment of a Tooling Invoice shall not be deemed acceptance of any Toyota Tooling, and Toyota Tooling shall be accepted by Toyota only in connection with Part Approval and Final Approval.

18.6.2 Rejected Tooling. At any time prior to Final Approval, if the Toyota Tooling is not producing Products in conformity with the specification or engineering requirements of this Agreement as set forth in Section 10.3, or is otherwise nonconforming, as determined by the Parties (the “Rejected Tooling”), either Party may designate such Toyota Tooling as Rejected Tooling. In such event, the provisions of Section 12 of this Agreement shall apply to such Rejected Tooling (as if the Rejected Tooling was a Rejected Product).

18.7 On-Time Completion.

18.7.1 Completion Target Date. Completion of the Toyota Tooling within the designated timeframe (the “Production Timetable”) shall be as set forth in the Tooling Authorization and/or Part Approval (the “Completion Target Date”). For purposes of meeting the Completion Target Date, Sections 4.3 and 4.4 of this Agreement shall apply to both Tesla and any Toolmaker utilized by Tesla.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

18.7.2 Rescheduling. The Production Timetable may only be shortened or extended by the mutual agreement of both Parties. If such rescheduling occurs and results in a shorter Production Timetable, and such shorter production time has or will result in a material increase or decrease in the cost of the Toyota Tooling and/or the time for performance, Toyota and Tesla will negotiate in good faith a reasonable allocation of such costs or other equitable adjustment of the relationship between the Parties. Any modification to the Production Timetable and attendant Tooling Price adjustments as necessary shall be evidenced by a new or revised Agreement, Tooling Purchase Order and/or other Contract Documents as necessary.

18.8 Status of Tooling. In the event the Toyota Tooling or Other Tooling is acquired by Tesla from a Toolmaker, Toyota shall have the rights of a third party beneficiary under, and with respect to, any contract or agreement between Tesla and Toolmaker regarding such Tooling (“Tooling Contract”).

18.9 Encumbrances. Tesla shall not pledge or encumber its interest in any accounts receivable related to or arising from any Toyota Tooling without Toyota’s prior written consent. In the event of such consent, any secured party’s rights in and to such interest shall at all times be subject and inferior to Toyota’s rights including, but not limited to, Toyota’s right to cancel any Tooling Purchase Order, other Contract Document and/or the right of Toyota to set-off amounts owed with respect to any Toyota Tooling against claims of Toyota against Tesla. Any security interest in accounts receivable shall also be subject to Toyota’s right to: (i) compromise or settle the Tooling Authorization and/or Part Approval, and any other aspect of its relationship to the Toyota Tooling; and (ii) pay to Toolmaker amounts otherwise due Tesla in connection with any independent agreement with Toolmaker or an assumption of the Tooling Contract.

18.10 Disposal of Toyota Tooling. Tesla shall not dispose of any Toyota Tooling except in strict conformity with any Toyota policies and procedures.

18.11 Use; Removal of Toyota Tooling. All Toyota Tooling is to be used exclusively for Toyota’s benefit. Upon three (3) Business Days prior notice to Tesla, Toyota may remove Toyota Tooling from Tesla’s premises in the event of a breach by Tesla or cancellation, expiration or termination of this Agreement or any applicable Contract Document. Tesla shall not remove Toyota Tooling from its premises without Toyota’s prior written consent.

18.12 Additional Remedies. In the event of a breach, cancellation or termination of any Tooling Purchase Order, this Agreement or any other applicable Contract Document caused as the result of an affirmative act, omission or non-performance by Tesla (i.e., for “cause”), Toyota shall be entitled to one or more of the following additional remedies, which remedies shall be cumulative and additional to any other or further remedies provided by this Agreement:

18.12.1 Cancel. Cancel the Tooling Purchase Order and any Tooling Authorization;

18.12.2 Set-Off. Set-off of any amounts held for or due to Tesla (whether for SPT Costs or otherwise) against claims of Toyota against Tesla;

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

18.12.3 Direct Dealings with Toolmaker. Deal directly with Toolmaker, including, but not limited to, the following actions:

18.12.3.1 To assume the Tooling Contract or to contract independently with Toolmaker for the completion of the Tooling;

18.12.3.2 To make payments to Toolmaker; all amounts paid to Toolmaker shall be credited against any amounts still due and owing to the Tesla;

18.12.3.3 If Toolmaker completes the Toyota Tooling and is paid in full for such work by Toyota, the payment to Toolmaker shall fully satisfy and discharge any additional amounts due to Tesla, irrespective of the original agreed-upon price or the actual amount paid to Toolmaker; and

18.12.3.4 If Toolmaker completes the Toyota Tooling and is paid more than the original agreed-upon price due to Tesla’s default and in order to complete the Toyota Tooling, Toyota shall have a claim against Tesla for such differential in price.

18.12.4 Tooling. Upon any breach, cancellation or termination of the Tooling Purchase Order, Tesla shall, at the request of Toyota:

18.12.4.1 Immediately stop production and/or use of any Toyota Tooling;

18.12.4.2 Assemble and segregate the Toyota Tooling from any other property, including the removal of the Toyota Tooling from presses or other machinery;

18.12.4.3 Allow Toyota to immediately take possession of the Toyota Tooling, which includes the right to enter onto Tesla’s premises or to require Tesla to pack and ship the Toyota Tooling, at Tesla’s expense, to a destination selected by Toyota; and

18.12.4.4 Indemnify and hold harmless Toyota from any Toolmaker or other third party claim, including any claim arising out of any state mechanic’s lien or similar statute.

19.     TECHNICAL ASSISTANCE. Both Toyota and Tesla agree to, upon request, provide technical assistance in connection with the production of Products and assembly of RAV4 EVs to the other Party, all upon the terms and conditions set forth on terms and conditions to be mutually agreed upon by the parties.

20.	MISCELLANEOUS

20.1 Continuous Improvement. Tesla has an ongoing responsibility to perform under this Agreement in a manner which results in continuous process and quality improvement in Tesla’s provision of Tesla Products and Services to Toyota. Tesla shall participate in quality improvement and other manufacturing programs and initiatives of Toyota, as set forth in one or more Contract Documents and otherwise comply with all other requirements and procedures set forth in one or more Contract Documents.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

20.2 Guiding Principles. Tesla understands the importance of guiding principles for Toyota (“Guiding Principles”) which provide, among other things, the philosophical direction for Toyota. Guiding Principles specifically govern the practices and policies of Toyota as a corporate citizen in its dealings with its partners, suppliers, customers and communities in which Toyota team members and families live and work (“Local Community”). In all dealings between Toyota and Tesla, the Parties agree to use their commercially reasonable efforts to comply with the Guiding Principles (as these may be adopted and modified by Toyota from time to time and subject to review and approval by Tesla), including: (i) compliance with the spirit of all applicable commercial and other laws and all principles of corporate ethics; (ii) exhibiting proper care and concern for the environment and safety; (iii) respect for and contribution to the betterment and improvement of the Local Community; (iv) enlightenment, growth and continuous improvement of all management, employees and business partners; (v) adoption and practice of customer first principle, (vi) practice of fair trade and sound business practices in all business dealings; (vii) promotion of social responsibility for all management, employees and business partners; and (viii) consideration of, and regular contribution towards, sustainable development of society, the environment and the overall well-being of the Earth. While the Parties will strive to adhere to these Guiding Principles, failure to conform shall not be the basis for any allegation of breach, non-performance, or other material noncompliance with the provisions of this Agreement.

20.3 Force Majeure. Except with regard to the payment of money, neither Party shall be responsible for any delays caused by acts of God or any other cause beyond its reasonable control, including, without limitation, such things as actions by any government authority (whether valid or invalid), fires, floods, windstorms, explosions, riots, natural disasters, acts of war, embargo or court injunction or order, or the inability of either Party, its subcontractors and/or its suppliers to obtain power, material(s), parts, labor, equipment or transportation. Notwithstanding anything in this section to the contrary, no delay or failure of a Party to perform its obligations hereunder shall be excused if and to the extent such delay or failure is caused by labor problems of either Party, their subcontractors and/or suppliers, such as, by way of example and not of limitation, strikes or slowdowns. Any delay caused by one Party which affects the other Party’s ability to perform its obligations according to the terms of this Agreement shall extend the non-delaying Party’s obligation to perform by the same number of calendar days by which the delaying Party delayed in performing its obligations. Furthermore, in the event that Tesla claims an event of force majeure as provided herein, Tesla agrees to allocate Products between Tesla, Toyota and Tesla’s other customers on a pro-rata basis based on their historical purchase of such Products.

20.4 Applicability of Uniform Commercial Code. Except to the extent the provisions of this Agreement are clearly inconsistent therewith, this Agreement shall be governed by the applicable provisions of the Uniform Commercial Code. To the extent this Agreement entails delivery or performance of services, such services shall be deemed “goods” within the meaning of the Uniform Commercial Code, except when deeming such services, as “goods” would result in a clearly unreasonable interpretation.

20.5 Further Assurances. Each Party agrees to cooperate fully with the other Party and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other Party, to better evidence and reflect the transactions described in and contemplated by this Agreement, and to carry into effect the intents and purposes of this Agreement.

20.6 No Exclusivity. The relationship contemplated in this Agreement is non-exclusive and each Party reserves the right to enter into arrangements with third parties

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

20.7 Compliance with Laws. Each Party warrants that in performance of work under this Agreement it has complied with or shall comply with all applicable national, federal, state, local laws and ordinances now or hereafter enacted including, without limitation, export laws and regulations.

20.8 Relationship of Parties. The Parties are independent contractors under this Agreement and no other relationship is intended, including, without limitation, a partnership, franchise, joint venture, agency, employer/employee, fiduciary, master/servant relationship, or other special relationship. Neither Party shall act in a manner that expresses or implies a relationship other than that of independent contractor, nor bind the other Party.

20.9 No Third Party Beneficiaries. Unless otherwise expressly provided for herein, no provisions of this Agreement are intended or shall be construed to confer upon or give to any person or entity other than Toyota and Tesla (and their authorized assignees under Section 20.14) any rights, remedies or other benefits under or by reason of this Agreement.

20.10 Announcement; No Trademark Licenses. The Parties agree that no initial announcement or other public disclosure of the existence or terms of this Agreement, unless required by law, shall be made until the Parties have agreed upon the text of and issued an appropriate joint press release announcing this Agreement. Moreover, neither Party shall have any right or license to use the trademarks, service marks or logos of the other Party for any purpose without first obtaining written consent of the other Party from an authorized representative thereof.

20.11 Advertising. Without Toyota’s prior written consent, Tesla shall not use or permit use of the words “Toyota Motor Corporation,” “Toyota Motor Engineering & Manufacturing North America, Inc.”, “Toyota Motor Sales, U.S.A., Inc.,” “Toyota” or any similar word or trademark of Toyota in the marketing of products produced by Tesla. Without Tesla’s prior written consent, Toyota shall not use or permit use of the words “Tesla,” “Tesla Motors,” “Tesla Motors, Inc.,” “Tesla Fremont” or any similar word or trademark of Tesla in the marketing of products produced by Toyota.

20.12 Equitable Relief. Each Party acknowledges that a breach by the other Party of any confidentiality or proprietary rights provision of this Agreement may cause the non-breaching Party irreparable damage, for which the award of damages would not be adequate compensation. Consequently, the non-breaching Party may institute an action to enjoin the breaching Party from any and all acts in violation of those provisions, which remedy shall be cumulative and not exclusive, and the non-breaching Party may seek the entry of an injunction enjoining the breaching Party from any breach or threatened breach of those provisions, in addition to any other relief to which the non-breaching Party may be entitled at law or in equity.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

20.13 Notices. Any notice required or permitted to be given by either Party under this Agreement shall be in writing and shall be personally delivered or sent by a reputable overnight mail service (e.g., Federal Express), or by first class mail (certified or registered), or by facsimile confirmed by first class mail (registered or certified), or by electronic mail to the Project Manager of the other Party. Notices will be deemed effective: (i) three (3) Business Days after deposit, postage prepaid, if mailed; (ii) the next day if sent by overnight mail; or (iii) the same day if sent by facsimile and confirmed as set forth above. A copy of any notice shall be sent to the following:

Toyota:	Toyota Motor Engineering & Manufacturing North America, Inc.
25 Atlantic Avenue
Erlanger, Kentucky 4108
U.S.A.

Attn:Legal Department
Fax: +[***]

Tesla	Tesla Motors, Inc.
3500 Deer Creek Road
Palo Alto, CA 94304
U.S.A

Attn: Legal Department
Fax: +[***]

20.14 Assignment. A Party may not assign its rights or delegate its obligations hereunder, either in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other Party Any attempted assignment or delegation without the other Party’s written consent will be void. The rights and liabilities of the Parties under this Agreement will bind and inure to the benefit of the Parties’ respective successors and permitted assigns.

20.15 Waiver and Modification. Failure by either Party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. Any waiver, amendment or other modification of any provision of this Agreement will be effective only if in writing and signed by the Parties.

20.16 Severability. If for any reason a court of competent jurisdiction finds any provision of this Agreement to be unenforceable, that provision of this Agreement will be enforced to the maximum extent permissible so as to implement the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

20.17 Governing Law and Jurisdiction. This Agreement and any action related hereto shall be governed, controlled, interpreted and defined by and under the laws of the State of California and the United States, without regard to the conflicts of laws provisions thereof. The Parties specifically disclaim the UN Convention on Contracts for the International Sale of Goods.

20.18 Conflicts Resolution.

20.18.1 Resolution by the Parties. The Parties will use reasonable efforts to resolve any dispute arising out of this Agreement through a meeting of appropriate managers from each Party. If the Parties are unable to resolve the dispute, either Party may escalate the dispute to its executives. If an executive level meeting fails to resolve the dispute within thirty (30) days after escalation or such other time period as agreed upon by the Parties, the relevant dispute shall be finally settled pursuant to Section 20.18.2

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

20.18.2 Alternative Dispute Resolution. Subject to either Party’s right to seek injunctive relief, or any dispute in relation to Intellectual Property Rights (which shall be resolved in accordance with the provisions of the Phase I Agreement), in the event of a dispute concerning this Agreement or the Party’s obligations hereunder not otherwise resolved by Section 20.18.1, the Parties agree to submit the matter in dispute to binding arbitration for the final award thereto. Written notice of the intent to submit a matter to arbitration shall be given by the Party requesting the same. The arbitration proceedings shall be conducted in accordance with the International Institute for Conflict Prevention and Resolution Rules for Non-Administered Arbitration of Business Disputes, or, if the Parties so agree, the relevant rules of another arbitration entity or organization. In any case, regardless of any rules of the selected arbitration organization to the contrary, three (3) arbitrators shall be used to decide the outcome of the arbitration. Each party shall select one (1) arbitrator, and the two (2) selected arbitrators will then select a third arbitrator. Such arbitration shall be conducted utilizing the English language and held in or near San Francisco, California. Neither Party’s rights regarding termination under the terms of this Agreement shall be limited by this Section 20.18

20.19 Headings. Headings used in this Agreement are for ease of reference only and shall not be used to interpret any aspect of this Agreement.

20.20 Entire Agreement. This Agreement, including all exhibits and Contract Documents which are incorporated herein by reference, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes and replaces all prior and contemporaneous understandings or agreements, written or oral, regarding such subject matter. The Parties may use standard business forms or other communications, but use of such forms is for convenience only and does not alter the provisions of this Agreement. Neither Party will be bound by, and each specifically objects to, any provision that is different from or in addition to this Agreement (or any of its exhibits or Contract Documents), whether proffered verbally or in any quotation, invoice, shipping document, acceptance, confirmation, correspondence, or otherwise, unless such provision is specifically agreed to in a writing and signed by duly-authorized representatives of both Parties and indicates an intent to supersede or amend the terms hereof.

20.21 Cumulative Rights; Withhold Rights. The rights and remedies of the Parties under this Agreement are cumulative, and either Party may enforce any of its rights or remedies under this Agreement or other rights and remedies available to it at law or in equity, including, without limitation, resort to injunctive or other equitable relief, without bond (and the exercise of such right shall not constitute a waiver of any other or additional rights at law, in equity or pursuant to the terms hereof).

20.22 Interpretation. This Agreement, including any exhibits and Contract Documents hereto, shall be construed without the aid of any canon or rule of law requiring interpretation against the Party drafting or causing the drafting of an agreement or the portions of an agreement in question, it being agreed that all Parties hereto have participated in the preparation of this Agreement. Except where the context otherwise requires, words denoting the singular include the plural (and vice versa), words denoting any one gender include all genders. Unless otherwise stated, a reference to a Section is reference to a Section of this Agreement, and “including” means “including, without limitation”.

20.23 Counterparts. This Agreement may be executed in two (2) counterparts, each of which shall be an original and together which shall constitute one and the same instrument.

[Remainder of this page left intentionally blank]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

IN WITNESS WHEREOF, the Parties have executed this Agreement by persons duly authorized as of the date and year first above written.

TOYOTA MOTOR ENGINEERING &
MANUFACTURING NORTH AMERICA, INC.		TESLA MOTORS, INC.

By:		By:
Name:	Shigeki Terashi	Name:	JB Straubel
Title:	President	Title:	Chief Technical Officer
Date:	July , 2011	Date:	July , 2011

[Signature Page to Supply and Services Agreement]

Schedule of Exhibits:

Exhibit A – Intentionally Omitted

Exhibit B – Powertrain Battery

Exhibit C – Powertrain Parts

Exhibit D – Service Parts

Exhibit E – Testing Equipment

Exhibit F – Intentionally Omitted

Exhibit G –Tesla Manufacturing and Shipping Locations

Exhibit H – Refurbished Parts Program

Exhibit I – Intentionally Omitted

Exhibit J – Warranty/Warranty Cost Processing

Exhibit K – Service

Exhibit L – Tesla Products

Exhibit M – Design & Development Objectives & Implementation Strategy

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

Exhibit A

Intentionally Omitted

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

Exhibit B

Powertrain Battery

1.	POWERTRAIN BATTERY

[***]

[Note: This list may be modified by mutual agreement of the Parties as the design process continues.]

2.	POWERTRAIN BATTERY SPECIFICATIONS

Powertrain Battery Specifications shall be as set forth in the HV Battery Specification agreed upon between Toyota by Tesla, as the same may be amended by agreement of the Parties from time to time.

3.	ORDERING AND FORECASTS FOR POWERTRAIN BATTERIES

Ordering and forecasts will be consistent with the requirements of this Agreement and may be addressed in one or more Contract Documents issued through the Toyota Supplier Network.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

Exhibit C

Powertrain Parts

1.	POWERTRAIN PARTS

Toyota will receive and install the following Tesla parts as this list may be amended from time to time as mutually agreed upon by the Parties.

[***]

[Note: This list may be modified by mutual agreement of the parties as the design process continues.]

2.	POWERTRAIN PARTS SPECIFICATIONS

Powertrain Part Specifications shall be [***] agreed upon between Toyota and Tesla, as the same may be amended by agreement of the Parties from time to time.

3.	ORDERING AND FORECASTS FOR POWERTRAIN PARTS

Ordering and forecasts will be consistent with the requirements of this Agreement and may be addressed in one or more Contract Documents issued through the Toyota Supplier Network.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

Exhibit D

Service Parts

1.	SERVICE PARTS

The list of Service Parts will be determined by mutual agreement through good faith negotiations between Tesla and Toyota and documented in one or more contract documents.

2.	SERVICE PARTS SPECIFICATIONS

The Specifications for the Service Parts will be determined by mutual agreement through good faith negotiations between Tesla and Toyota and documented in one or more contract documents.

3.	ORDERING AND FORECASTS FOR SERVICE PARTS

Ordering and forecasts will be consistent with the requirements of this Agreement and may be addressed in one or more Contract Documents issued through the Toyota Supplier Network. The parties shall separately agree on specific procedures relating to packaging and shipping.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

Exhibit E

Testing Equipment

1.	TESTING EQUIPMENT

[***]

[Note: This list may be modified by mutual agreement of the Parties as the design process continues.]

2.	TESTING EQUIPMENT SPECIFICATIONS

Specifications to be jointly developed by Tesla and TEMA. The parties agree to enter into good faith negotiations with the intention of reaching mutual agreement on such specification on or before the end of August, 2011.

3.     ORDERING AND FORECASTS FOR TESTING EQUIPMENT The Parties anticipate that the Testing Equipment listed above shall be delivered on the following dates, but recognize that this timing may be impacted as the functionality of the Testing Equipment is defined by agreement between the Parties.

[***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

Exhibit F

Intentionally Omitted

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

Exhibit G

Tesla Manufacturing and Shipping Locations

Tesla Factory, Fremont, California

Tesla, Palo Alto, California

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

Exhibit H

Refurbished Parts Program

To ensure reasonable customer ownership and Toyota/Tesla warranty costs, select [***] Service Parts supplied by Tesla will be offered to dealers as “refurbished” Products. The term “refurbished” refers to an exchange program or upon the request of Toyota, the repair of a customer’s original part. Details and a list of Service Parts included will be developed and jointly agreed upon by Tesla and Toyota. An addendum will be provided to this Agreement covering complete details for this program.

Points to be addressed in a “refurbished” program will include, but are not be limited to:

1. WITHIN THIRTY (30) DAYS OF A SIGNED AGREEMENT, TESLA WILL PROVIDE DETAILS OF ITS EXISTING SERVICE PARTS REFURBISHMENT PROGRAM, ASSIGN TESLA REFURBISHMENT PROGRAM DEVELOPMENT TEAM MEMBERS AND BEGIN DISCUSSIONS WITH TOYOTA TO DEVELOP THE ELEMENTS AND AGREEMENT FOR AN ONGOING TESLA POWERTRAIN COMPONENT REFURBISHMENT PROGRAM FOR THE RAV4 EV.

2. PROGRAM TO BE ACTIVE NO LESS THAN THE AGREED TERM OF SERVICE PARTS SUPPLY [***] YEARS FOLLOWING THE FINAL PRODUCTION RUN OF EACH SERVICE PART), PROVIDED THAT TESLA MAY, IN ITS SOLE DISCRETION, PROVIDE NEW REPLACEMENT PARTS IN LIEU OF REFURBISHED PARTS.

3. THIS PROGRAM WILL COVER WARRANTY AND NON-WARRANTY (“CUSTOMER PAY”) SERVICE PARTS.

4. WHILE ANY RAV4 EVS ARE COVERED BY TESLA’S WARRANTY TO TOYOTA AS SET FORTH IN EXHIBIT J, TESLA WILL PROVIDE REFURBISHMENT CAPACITY SUFFICIENT TO ENSURE SHIPMENT (I.E., DELIVERY TO THE CARRIER) OF REFURBISHED PARTS AS FOLLOWS:

4.1 For Refurbished Powertrain Batteries: Within [***] business days from Tesla’s receipt of an order in the case of a battery exchange and within [***] days of receipt by Tesla of a core in the case of a repair

4.2 For Other Refurbished Parts: By next business day following Tesla’s receipt of an order.

4.3 The time requirements set forth in 4.1 and 4.2 above shall apply for [***] years after the end of production of the vehicle, consistent with Tesla’s maximum warranty period to Toyota. Thereafter, the Parties shall negotiate in good faith the applicable turnaround times for refurbished parts. The Parties recognize that for Tesla to deliver a refurbished powertrain battery, Toyota will need to provide Tesla with sufficient information regarding battery condition in advance of the requested exchange.

5. TOYOTA SHALL REQUIRE ITS DEALERS TO RETURN PARTS TO TESLA FOR REFURBISHMENT (I.E., DELIVERY TO THE CARRIER) WITHIN TEN (10) DAYS OF SUCH DEALER’S RECEIPT OF THE REFURBISHED PART.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

6. TESLA WILL PROVIDE ALL NECESSARY AND APPROPRIATE DIAGNOSTIC AND OTHER INFORMATION TO TOYOTA SUFFICIENT TO ALLOW TOYOTA TO TRAIN DEALERSHIP TECHNICIANS TO RELIABLY DIAGNOSE WARRANTY ISSUES WITH THE PRODUCT IN ACCORDANCE WITH THE WARRANTY DIAGNOSIS PROCEDURES OUTLINED IN SECTION 3.4 OF EXHIBIT K. THE DETERMINATION OF WARRANTY REPAIR OR REPLACEMENT OF PARTS INCLUDED IN THE REFURBISHMENT PROGRAM SHALL BE ELEVATED FROM THE DEALERSHIP LEVEL TO APPROPRIATE TOYOTA PERSONNEL FOR REVIEW AND CONFIRMATION. FOR WARRANTY REPAIR AND REPLACEMENT OF POWERTRAIN BATTERY, TESLA SUBJECT MATTER EXPERTS WILL BE CONSULTED.

7. UNLESS OTHERWISE AGREED TO, TESLA WILL ENSURE THAT THE QUALITY, PERFORMANCE, AND SERVICE LIFE OF REFURBISHED PRODUCTS MEET THE SAME SPECIFICATIONS AND TECHNICAL STANDARDS AS SERVICE PARTS, EXCEPT FOR THE POWERTRAIN BATTERY SERVICE PART. THE REFURBISHED POWERTRAIN BATTERY SERVICE PART SHALL BE IN A CONDITION (IN TERMS OF THE MWH THROUGHPUT OR KWH CAPACITY) EQUAL TO OR GREATER THAN THE EXCHANGED BATTERY (WITHOUT TAKING INTO ACCOUNT THE DEFECTIVE CONDITION OF THE EXCHANGED BATTERY). THE PARTIES RECOGNIZE THAT FOR TESLA TO DELIVER SUCH A REFURBISHED POWERTRAIN BATTERY SERVICE PART, TOYOTA WILL NEED TO PROVIDE TESLA WITH THE INFORMATION REGARDING BATTERY CONDITION AGREED TO BY TOYOTA AND TESLA AS CONTEMPLATED IN SECTION 3.4 OF EXHIBIT K IN ADVANCE OF THE REQUESTED EXCHANGE; AND SUFFICIENT INFORMATION REGARDING BATTERY CONDITION. TESLA WILL PROVIDE INFORMATION REGARDING THE SPECIFICATIONS AND TECHNICAL STANDARDS FOR EACH REFURBISHED POWERTRAIN BATTERY SERVICE PART WITH RESPECT TO MWH THROUGHPUT AND CAPACITY. TESLA WILL PROVIDE TOYOTA WITH BASIC INFORMATION REGARDING HOW EACH SERVICE PART ARE REFURBISHED AND VERIFIED.

8. TOYOTA RESERVES THE RIGHT TO AUDIT THE REFURBISHMENT PROCESS UPON REASONABLE NOTICE, TO ENSURE THAT TOYOTA QUALITY IS MET OR EXCEEDED.

9. TRANSFER OF OWNERSHIP FOR REFURBISHED PRODUCTS OCCURS WHEN TESLA DELIVERS REFURBISHED PRODUCTS TO TOYOTA’S FREIGHT CARRIER ALONG WITH THE APPROPRIATE BILL OF LADING. FOR SERVICE PARTS, TOYOTA IS SOLELY RESPONSIBLE FOR FREIGHT COSTS. FREIGHT COSTS FOR WARRANTY PARTS SHALL BE ALLOCATED AS SET FORTH IN SECTION 11 AND ON EXHIBIT J.

10. TESLA WILL PROVIDE ONGOING REFURBISHED PRODUCTS SUPPORT AS AGREED UPON BY THE PARTIES.

11. TESLA WILL PROVIDE DURABLE, REUSABLE SHIPPING CONTAINERS THAT WILL ACCOMMODATE OUTBOUND SHIPMENTS OF REFURBISHED PRODUCTS AND DEALER RETURN SHIPMENTS OF THE CORRESPONDING DEFECTIVE ITEMS.

12. A FINAL LIST OF ALL TESLA PRODUCTS TO BE INCLUDED IN THE REFURBISHED PARTS PROGRAM, ALONG WITH CORE VALUES AND PRICES FOR SUCH TESLA PRODUCTS, WILL BE AGREED UPON BY TOYOTA AND TESLA AT LEAST SIXTY (60) DAYS BEFORE SOP.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

Exhibit I

Intentionally Omitted

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

Exhibit J

Warranty/Warranty Cost Processing

Warranty - Powertrain Battery

[***]

Warranty - All Other Parts (Except Service Parts and Testing Equipment)

[***]

Warranty – Service Parts (Except the Powertrain Battery)

[***]

Warranty – Service Parts (Powertrain Battery)

[***]

Warranty Cost Apportionment

Warranty costs shall be apportioned between Tesla and Toyota in the following manner:

[***]

Defective Parts

[***]

Recall/Field Action Costs

[***]

Other Repair Parts

[***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

Exhibit K

Services

Vehicle maintenance, inspections, and repairs shall, in general, be performed by technicians at Toyota dealers, except that under no circumstances will any Toyota technician be authorized to “repair” or attempt to “repair” any Powertrain Battery. In order for Toyota technicians to conduct authorized repairs of Powertrain Parts (except Powertrain Batteries), Tesla shall provide Toyota with a list of authorized repairs as well as the following necessary elements as specified below.

All information to be provided by Tesla to Toyota necessary to the development of service materials, service procedure, service tools and ECU communications outlined below will be provided not later than N -8, unless otherwise mutually agreed by Toyota and Tesla. All information and support described in this Exhibit shall be included in the price of Products under the Agreement.

1.	Maintenance and Inspections

1.1	Tesla shall provide Toyota with information and methods necessary for Toyota dealers to perform pre-delivery vehicle inspections and maintenance.

1.2	Tesla shall, in a timely manner, provide Toyota with all mutually agreed upon information for the creation of any necessary manuals, including but not limited to repair manuals, new car feature manuals, owner’s manuals, electrical wiring diagrams, and emergency response guidance.

1.3	Tesla shall, in a timely manner, provide Toyota with a working sample of a diagnostic tool and other unique service tools as agreed upon by the Parties, along with mutually agreed upon information, necessary for Toyota to develop necessary diagnostic and other service tools.

1.4	Tesla shall provide Toyota with mutually agreed upon methods and/or procedures for technicians at Toyota dealers to determine the level of the Powertrain Battery capacity in accordance with the warranty set forth in Exhibit J. Methods and/or procedures shall be determined by mutual consent obtained through negotiation in good faith between Tesla and Toyota.

2.	Repair

In order for malfunctions and/or faulty parts to be identified by Toyota dealers and/or Toyota, Tesla shall provide Toyota with the following:

2.1	Information

2.1.1	Tesla shall provide on-board diagnosis criteria and protocols to (i) enable malfunctions and/or faulty parts to be identified and (ii) to identify current firmware/software for all programmable components. Such criteria and protocols shall be provided to Toyota on a priority basis as soon as they are available.

2.1.2	Tesla shall provide fault isolation procedures, diagnostic data parameters and system operation information to enable malfunctions and/or faulty parts to be identified.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

2.1.3	As soon as commercially reasonable, Tesla shall notify Toyota of and provide information pertaining to any consequential design changes, software updates or production countermeasures. Such notification shall take place through the Toyota ECI/ECR process.

2.2	Tools

2.2.1	Tesla shall provide and update as necessary information and necessary interfaces to (a) enable the Toyota diagnostic tool or mutually agreed operating environment to perform a vehicle “health check” and top line diagnostics, and (b) allow the Toyota diagnostic tool or mutually agreed upon operating environment to provide top line fault code (DTC), MIL Status and calibration version detail for all applicable Tesla components.

2.2.2	Tesla shall provide to Toyota a RAV4 EV Powertrain diagnostic tool and/or applications to allow Tesla powertrain specific fault isolation. Tesla shall provide necessary information and collaborate with Toyota to allow Tesla’s diagnostic applications to operate on the PC used for Toyota’s diagnostic tool or other mutually agreed upon operating environment. Tesla will provide all necessary and appropriate diagnostic and other information to Toyota sufficient to allow Toyota to train dealership technicians to reliably diagnose warranty issues with the Tesla Products, consistent with the Warranty Diagnosis Procedures outlined in Section 3.4 of this Exhibit K.

2.2.3	Tesla shall update versions of said applications in response to requests from Toyota to implement new functions or address issues as needed and agreed upon; further, Tesla shall provide Toyota with said updated version in a timely manner. Responsibility for expenses incurred shall be determined separately by mutual consent obtained through negotiation in good faith between Tesla and Toyota on a case-by-case basis.

2.2.4	Tesla shall ensure that the diagnosis tools or applications it provides enable Toyota dealers and Toyota to determine whether malfunctions and/or faults may affect components that have the potential to impact safety.

2.2.5	Tesla shall provide all firmware/calibration software necessary for service and any specific software or applications required for installation of the Products.

2.2.6	Prior to SOP, Tesla will explain to Toyota what categories of information are collected from RAV4 EVs in the possession of consumers (“Vehicle Information”). Tesla and Toyota shall agree from time to time in writing on the Vehicle Information which Tesla will share with Toyota. The Vehicle Information to be collected by Tesla may be amended from time to time with the mutual agreement of the Parties. In collecting and sharing such Vehicle Information, the Parties shall cooperate to ensure compliance with all applicable laws, rules and regulations including those relating to privacy.

2.3	Training

2.3.1	Tesla shall provide Toyota with the necessary training and/or training materials to enable Toyota dealers to carry out repair work and shall dispatch trainers/Subject matter experts to Toyota. The parties anticipate that Tesla will offer two three-day training sessions for Toyota subject matter experts and other sessions as may be mutually agreed.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

3.	Diagnostic and Repair Support

3.1	If technicians at Toyota dealers are unable to diagnose and/or repair vehicle malfunctions and/or faults, Tesla shall provide Toyota with access to appropriate subject matter experts to affect the necessary repair support.

3.2	The Parties shall establish a framework to ensure inquiries from the other Party via telephone, email, etc. are responded to promptly; further, as mutually agreed upon in advance, Tesla shall dispatch the necessary personnel to carry out on-site investigation and repair support. The parties anticipate that Tesla will designate two subject matter experts to be the primary points of contact and resolution for such services. Upon mutual agreement, these experts shall be dispatched for on-site investigation and repair support. In addition, for the first year of shipment of Tesla Products, the parties anticipate that Tesla will further designate up to three full time engineers to serve as additional subject matter experts and escalation support.

3.3	Tesla shall disclose details of diagnosis and repair work provided for in the preceding element to provide Toyota with failure mode and root cause analysis as well as to allow Toyota to provide an explanation of results to its customers. Under no circumstances shall Tesla be obligated to disclose confidential intellectual property or other proprietary information.

3.4	Warranty Diagnosis Procedures. The determination of warranty repair or replacement of parts included in the Refurbishment Program shall be elevated from the dealership level to appropriate Toyota personnel for review and confirmation. For warranty repair and replacement of Powertrain Battery, Tesla subject matter experts will be consulted. Following such consultation, Toyota will, in its sole discretion, determine whether or not a repair is covered under Toyota’s warranty to its customer as well as the appropriate repair or other corrective action, whether in connection with the Refurbishment Program or otherwise. Upon completion of the above review, confirmation and consultation the determination of whether or not a repair or replacement (including a refurbished part) is covered by Tesla’s warranty to Toyota, shall be made by mutual agreement of Tesla and Toyota. If the Parties are unable to agree, the dispute may be submitted to third party resolution pursuant to Section 20.18.2. To assist with that determination, Toyota shall submit a Return Material Authorization together with returns that describe the diagnostics performed, the failure stated by such diagnostics along with vehicle logs and such other information the form and substance of which shall be negotiated by the Parties in good faith. As part of this determination in respect of a Powertrain Battery, Tesla will also be furnished with sufficient information on battery condition, as agreed between Toyota and Tesla, to enable Tesla to meet its obligations under Section 7 of Exhibit H to furnish a refurbished Powertrain Battery Service Part in a condition (in terms of the MWh throughput or kWh capacity) equal to or greater than the exchanged battery (without taking into account the defective condition of the exchanged battery).

4.	Buy-back Response

4.1	If buy-back is unavoidable because a vehicle is unable to be repaired, responses shall be determined by mutual consent obtained through negotiation in good faith between Tesla and Toyota.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

5.	Miscellaneous

5.1 The details of the above elements shall be determined separately by mutual consent obtained through negotiation in good faith between Tesla and Toyota.

5.2 Responses to matters necessary for providing an appropriate service not prescribed in the above elements shall be decided within an appropriate time frame in accordance with the situation through consultation in good faith between Tesla and Toyota.

5.3 All other services required by Toyota will be provided by Tesla at terms and conditions to be negotiated in good faith between the Parties.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

Exhibit L

Tesla Products

Tesla Products are the following:

1.	POWERTRAIN BATTERY

[***]

2.	POWERTRAIN

[***]

3.	SERVICE PARTS IN CONNECTION WITH THE FOREGOING

4.	TESTING EQUIPMENT

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Tesla Motors, Inc.

Exhibit M

Design & Development Objectives/Implementation Strategy

Toyota and Tesla each acknowledge their intention to proactively address safety and quality issues during the development phase of the RAV4 EV. To achieve that goal, the Parties agree on the following:

1.	Design & Development Objectives

[***]

2.	Implementation Strategy

[***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.